SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under § 240.14(a)-12

The McClatchy Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with written preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THE McCLATCHY COMPANY

2100 Q Street

Sacramento, California 95816

April 12, 2005

To our Shareholders:

I am pleased to invite you to attend the annual meeting of shareholders of The McClatchy Company on Wednesday, May 18, 2005, at 9:00 a.m. local time, in the Vizcaya Pavilion, located at 2019 21st Street, Sacramento, California 95818.

At this year’s meeting, you are being asked to: (i) elect directors for the coming year; (ii) approve McClatchy’s Amended and Restated Long-Term Incentive Plan; (iii) approve the form of Indemnification Agreement to be entered into by McClatchy and each of its officers and directors; and (iv) ratify the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors. The notice of meeting and proxy statement that follow this letter describe these items in detail. Please take the time to read these materials carefully.

Your Board of Directors unanimously believes that the four items proposed by the Board are in the best interests of McClatchy and its shareholders and recommends that you vote in favor of the proposals.

In addition to these items of business, at the meeting I will report to you on McClatchy’s financial position and results of operations and respond to comments and answer questions of general interest to shareholders.

Whether or not you plan to attend the meeting, it is important that your shares be represented. Even if you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy card to ensure that your shares will be represented at the meeting. If you vote by proxy and then attend the meeting and vote in person, your vote in person at the meeting will revoke votes by proxy previously submitted, and only your ballot will be counted for purposes of determining shareholder approval. If you are the beneficial owner of shares held through a broker or other nominee, you may vote in accordance with the instructions provided by your broker or nominee.

Thank you.

Sincerely,

Gary Pruitt

Chairman, President and Chief Executive Officer

THE McCLATCHY COMPANY

2100 Q Street

Sacramento, California 95816

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF

THE McCLATCHY COMPANY

TO BE HELD MAY 18, 2005

To our Shareholders:

The annual meeting of shareholders of The McClatchy Company will be held on Wednesday, May 18, 2005, at 9:00 a.m. local time, in the Vizcaya Pavilion, 2019 21st Street, Sacramento, California 95818, for the following purposes:

1.	To elect directors to serve until the next annual meeting and until their successors are elected or appointed and qualified or until their earlier resignation or removal;

2.	To approve McClatchy’s Amended and Restated Long-Term Incentive Plan;

3.	To approve the form of Indemnification Agreement to be entered into by McClatchy and each of its officers and directors;

4.	To ratify the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors for the 2005 fiscal year; and

5.	To transact such other business as may properly come before the meeting.

The Board of Directors has chosen the close of business on March 21, 2005, as the record date to identify those shareholders entitled to notice of and to vote at the annual meeting. This notice, the attached proxy statement and the enclosed proxy card for the meeting are first being mailed to shareholders on or about April 12, 2005.

By Order of the Board of Directors

Karole Morgan-Prager, Corporate Secretary

April 12, 2005

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED REPLY ENVELOPE OR SUBMIT YOUR PROXY BY TELEPHONE OR OVER THE INTERNET AS DIRECTED ON YOUR PROXY. THE SUBMISSION OF YOUR PROXY WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

THE McCLATCHY COMPANY

2100 Q Street

Sacramento, California 95816

PROXY STATEMENT

GENERAL INFORMATION

The enclosed proxy is solicited on behalf of the Board of Directors of The McClatchy Company, a Delaware corporation, with its principal executive offices at 2100 Q Street, Sacramento, California 95816. This proxy is for use at McClatchy’s 2005 Annual Meeting of Shareholders to be held on Wednesday, May 18, 2005, at 9:00 a.m. local time, in the Vizcaya Pavilion, 2019 21st Street, Sacramento, California 95818.

This proxy statement contains important information regarding McClatchy’s 2005 Annual Meeting of Shareholders, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

As of the close of business on March 21, 2005, the record date, there were outstanding 20,333,988 shares of McClatchy’s Class A Common Stock and 26,244,147 shares of McClatchy’s Class B Common Stock. The Board of Directors is first sending this proxy statement and form of proxy to shareholders on or about April 12, 2005.

Classes of Stock and Voting Rights

In accordance with McClatchy’s Amended and Restated Certificate of Incorporation, the company is authorized to issue shares of two classes of Common Stock: Class A Common Stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share. Class A shareholders have the right, voting as a separate class, to elect that number of directors constituting 25% (or the nearest larger whole number) of the total number of members of the board of directors and to remove any director elected by the Class A shareholders. On all matters other than the election and removal of directors, each share of Class A Common Stock entitles the holder to one-tenth (1/10) of a vote.

Class B shareholders have the right, voting as a separate class, to elect that number of directors not elected by the Class A shareholders and to remove any director elected by the Class B shareholders. On all matters other than the election and removal of directors, each share of Class B Common Stock entitles the holder to one vote.

Form of Ownership

For each share that you own, regardless of the class from which it issues, your name or the name of someone appointed by you (for example, a broker or other nominee) appears in the company’s records as the owner of that share. If your name appears in the company’s records, you are considered the record owner of that share. If the name of someone appointed by you appears in the company’s records, you are considered the beneficial owner of that share. Because ownership status is determined by reference to a particular share, a shareholder who owns more than one share may be both a shareholder of record and a beneficial owner.

Methods of Voting

You may vote in person at the meeting or by proxy through the mail, by telephone or over the Internet.

Voting in Person at the Meeting

If you were the record owner of at least one share of McClatchy’s Class A or B Common Stock as of the close of business on March 21, 2005, the record date, or if you hold a valid proxy from the record owner of at least one share of McClatchy’s Class A or B Common Stock as of the close of business on the record date, you are entitled to attend the meeting and vote in person. Shareholders who attend the meeting and wish to vote in person will be provided with a ballot at the meeting.

If you plan to attend the meeting and vote in person, please be prepared to present photo identification for admittance. If you are the record owner of your shares, prior to granting you admission to the meeting, the company will verify your name against a list of record owners as of the close of business on the record date. If you are the beneficial owner of shares held through a broker or other nominee and wish to attend the meeting and vote in person, you will need to obtain a properly executed, valid proxy from your broker or nominee (the record owner), authorizing you to vote such shares. Please be prepared to present such a proxy for admittance. Similarly, if you are a proxy holder, please be prepared to present the properly executed, valid proxy that you hold.

Even if you plan to attend the meeting, the Board of Directors encourages you to complete, sign, date and submit a proxy card. You may revoke your proxy at any time prior to the close of voting at the meeting (see the section entitled “Revoking Your Proxy” below). If you attend the meeting and vote in person, your completed ballot will revoke any proxies previously submitted.

Voting by Proxy

If you do not plan or are unable to attend the meeting and vote in person, you may still vote by authorizing another to vote on your behalf in accordance with your directions. If you are a record owner, you may vote by proxy in any or all of the methods described below. The proxy last executed by you and submitted prior to the close of voting at the meeting will revoke all previously submitted proxies.

If you authorize the McClatchy proxy holders to vote on your behalf, your shares will be voted in accordance with your directions. If you do not provide voting directions, your shares will be voted FOR each of the Class A nominees for director proposed by the Board of Directors if you hold Class A shares; FOR each of the Class B nominees for director proposed by the Board of Directors if you hold Class B shares; FOR approval of McClatchy’s Amended and Restated Long-Term Incentive Plan; FOR approval of the form of Indemnification Agreement to be entered into by McClatchy and each of its officers and directors; and FOR ratification of the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

If you are the beneficial owner of shares held through a broker or other nominee, your broker or nominee should provide you with information regarding the methods by which you can direct your broker or nominee to vote your shares. Your broker or nominee might send you, for example, a voting instruction card, similar to the company’s proxy card, to be completed, signed, dated and returned to your broker or nominee by a date in advance of the meeting, and/or information on how to communicate your voting instructions to your broker or nominee by telephone or over the Internet.

Voting by Mail.    By completing, signing, dating and returning the proxy card in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted if you are unable to attend the meeting. If you received more than one proxy card, it is a likely indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Voting by Telephone.    To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.

Voting on the Internet.    To vote on the Internet, please follow the instructions included on your proxy card. If you vote on the Internet, you do not need to complete and mail your proxy card.

Revoking Your Proxy

You may revoke your proxy at any time prior to the close of voting at the meeting by doing any one of the following:

•	complete, sign, date and submit another proxy (a properly executed, valid proxy will revoke any previously submitted proxies);

•	provide written notice of the revocation to McClatchy’s Secretary; or

•	attend the meeting and vote in person.

Quorum Requirement

A quorum, which under McClatchy’s bylaws is the number of shares sufficient to constitute a majority of the outstanding voting power of McClatchy common stock as of the record date, must be present in order to hold the meeting and to conduct business. In addition, with respect to the election of directors, at least one-third of the shares of each class of common stock (Class A and Class B) must be present to establish a quorum under the Delaware General Corporation Law. Shares are counted as being present at the meeting if you appear in person at the meeting or if you vote your shares by proxy, either through the mail, by telephone or over the Internet. If any broker non-votes (as described below) are present at the meeting, they will be counted as present for the purpose of determining a quorum.

Votes Required for the Proposals

Only Class A shareholders are entitled to vote on the nominees for Class A director. If you are a Class A shareholder, with respect to each nominee for Class A director, you may vote for the nominee or you may withhold your vote. If you withhold your vote with respect to any or all nominees for Class A director, your vote will be counted as present for purposes of determining a quorum but will not be counted as a vote in favor of the proposal. The four nominees for Class A director receiving the highest number of votes from Class A shareholders, in person or by proxy, will be elected as the Class A directors.

Only Class B shareholders are entitled to vote on the nominees for Class B director. If you are a Class B shareholder, with respect to each nominee for Class B director, you may vote for the nominee or you may withhold your vote. If you withhold your vote with respect to any or all nominees for Class B director, your vote will be counted as present for purposes of determining a quorum but will not be counted as a vote in favor of the proposal. The ten nominees for Class B director receiving the highest number of votes from Class B shareholders, in person or by proxy, will be elected as the Class B directors.

In accordance with McClatchy’s Amended and Restated Certificate of Incorporation, each share of Class A Common Stock entitles the holder to one-tenth (1/10) of a vote, and each share of Class B Common Stock entitles the holder to one vote, on all matters other than the election of directors presented at the meeting. If you abstain from voting with respect to a particular proposal, your vote will be counted as present for purposes of determining a quorum and present at the meeting and entitled to vote on the subject matter. Under the Delaware General Corporation Law and applicable New York Stock Exchange (“NYSE”) rules, shareholder approval requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Therefore, with respect to proposals other than the election of directors, under the Delaware General Corporation Law and applicable NYSE rules, an abstention has the same effect as a vote against the proposal. With respect to the election of directors, abstentions will have no effect on the outcome of the proposal since director nominees are elected by a plurality of the votes cast by the applicable class of McClatchy common shareholders.

Broker Non-Votes

If you are the beneficial owner of shares held through a broker, bank or other nominee, and your broker, bank or other nominee transmits proxy materials to you, but you do not return voting instructions, applicable regulations of the New York Stock Exchange permit your broker, bank or other nominee to vote your shares on certain routine matters without your instruction. Such regulations also list various non-routine matters as to which your broker, bank or other nominee may not vote your shares without your instruction. A vote which your broker, bank or other nominee does not have authority to cast pursuant to applicable regulations is known as a “broker non-vote.” To the extent that broker non-votes are applicable with respect to matters at the annual meeting, they will be treated as shares present for purposes of determining a quorum, but will not be treated as shares present and entitled to vote.

Voting Confidentiality

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. Information will not be disclosed except as required by law.

Voting Results

Final voting results will be announced at the meeting and will be published in McClatchy’s Quarterly Report on Form 10-Q for the second quarter of fiscal 2005, filed with the Securities and Exchange Commission. After the report is filed, you may obtain a copy by:

•	visiting our website at www.mcclatchy.com;

•	contacting our Investor Relations department at 1-916-321-1846; or

•	viewing our Quarterly Report on Form 10-Q for the second quarter of fiscal 2005 on the Securities and Exchange Commission’s website at www.sec.gov.

Proxy Solicitation Costs

McClatchy will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the proxy materials. McClatchy will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to McClatchy shareholders. Employees of McClatchy and its subsidiaries may also solicit proxies personally and by telephone. The expense for this would be nominal.

PROPOSALS

Item 1.    Election of Directors

Overview

In accordance with McClatchy’s Amended and Restated Certificate of Incorporation, Class A shareholders have the right, voting as a separate class, to elect that number of directors constituting 25% (or the nearest larger whole number) of the total number of members of the board of directors. Class B shareholders have the right, voting as a separate class, to elect that number of directors not elected by the Class A shareholders. Only Class A shareholders are entitled to vote on the nominees for Class A director, and only Class B shareholders are entitled to vote on the nominees for Class B director.

Each nominee is presently a director of McClatchy. The directors elected will serve until the next annual meeting and until their successors are elected or appointed and qualified or until their earlier resignation or removal. If any director nominee is unable or declines to serve as a director at the time of the meeting, the Board may, by resolution, provide for a lesser number of directors or designate a substitute director to fill the vacancy.

A brief biography for each nominee for director, grouped by class, appears below. Following the biographies of director nominees, the section entitled “Other Executive Officers” contains a brief biography for each of McClatchy’s non-director executive officers. Although the biographies of McClatchy’s non-director executive officers are presented under the section entitled “Proposals,” no action with respect to McClatchy’s non-director executive officers is sought from, or is to be taken by, the shareholders. The biographies of McClatchy’s non-director executive officers are presented under this section merely for convenient reference.

Voting Matters

Only Class A shareholders are entitled to vote on the nominees for Class A director. If you are a Class A shareholder, with respect to each nominee for Class A director, you may vote for the nominee or you may withhold your vote. If you withhold your vote with respect to any or all nominees for Class A director, your vote will be counted as present for purposes of determining a quorum but will not be counted as a vote in favor of the proposal. The four nominees for Class A director receiving the highest number of votes from Class A shareholders, in person or by proxy, will be elected as the Class A directors.

Only Class B shareholders are entitled to vote on the nominees for Class B director. If you are a Class B shareholder, with respect to each nominee for Class B director, you may vote for the nominee or you may withhold your vote. If you withhold your vote with respect to any or all nominees for Class B director, your vote will be counted as present for purposes of determining a quorum but will not be counted as a vote in favor of the proposal. The ten nominees for Class B director receiving the highest number of votes from Class B shareholders, in person or by proxy, will be elected as the Class B directors.

Abstentions will have no effect on the outcome of Proposal 1, since the director nominees are elected by a plurality of the votes cast by the applicable classes of McClatchy common shareholders.

If you authorize the McClatchy proxy holders to vote on your behalf, your shares will be voted in accordance with your directions. If you do not provide voting directions, your shares will be voted, as applicable based on the class or classes of shares you hold, FOR each of the Class A nominees for director proposed by the Board of Directors and/or FOR each of the Class B nominees for director proposed by the Board of Directors. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

Nominees for Class A Director

Elizabeth Ballantine, 56, has been a director of McClatchy since March 1998. Prior to joining the Board of Directors, Ms. Ballantine was a director of Cowles Media Company, a position she had held since 1993. Since 1999, Ms. Ballantine has been president of EBA Associates, a consulting firm. From 1993 to 1999 she was an attorney in the Washington, D.C. law firm of Dickstein, Shapiro, Morin and Oshinsky LLP. From 1990 until 1993, she worked as a private consultant advising clients on international business investments. Ms. Ballantine is a trustee of Grinnell College in Iowa and chair of the Governing Board of the National Cathedral School in Washington, D.C. Since December 2004, Ms. Ballantine has been a director of the mutual funds of the Principal Financial Group of Des Moines, Iowa. She also serves on the board of directors of the Durango Herald, Inc., of Durango, Colorado.

Leroy Barnes, Jr., 53, has been a director of McClatchy since September 2000. Mr. Barnes is Vice President and Treasurer of PG&E Corporation, a provider of electricity and natural gas, and has held this position since July 2001. From 1997 to 2001, Mr. Barnes was Vice President and Treasurer of Gap, Inc. From 1985 to 1997, Mr. Barnes was an executive at Pacific Telesis Group, the diversified telecommunications parent company of Pacific Bell, where he held positions as Assistant Treasurer, Division General Manager, and Vice President and Chief Financial Officer of PacTel Corporation, Pacific Telesis’ unregulated subsidiary. Mr. Barnes serves on the board of directors of Longs Drug Stores Corporation and Herbalife, Ltd.

S. Donley Ritchey, 71, has been a director of McClatchy since July 1985. He retired from Lucky Stores, a diversified retail company, in 1986, where he was chief executive officer and chairman of its board of directors. Mr. Ritchey currently is a director of SBC Communications, Inc., De La Salle Institute and the John Muir/Mt. Diablo Health System, and is managing partner of Alpine Partners, a family investment general partnership.

Maggie Wilderotter, 50, has been a director of McClatchy since January 2001. Ms. Wilderotter is President and Chief Executive Officer of Citizens Communications, a publicly-traded telecommunications company, a position she has held since November 2004. From February 2004 to November 2004, Ms. Wilderotter was Senior Vice President of World Wide Public Sector at Microsoft Corporation, and from November 2002 to February 2004, she was Microsoft’s Senior Vice President, Business Strategy. From 1997 to 2002, she served as President, Chief Executive Officer and a director of Wink Communications, Inc., an interactive television technology company. From 1995 to 1997, Ms. Wilderotter was the Executive Vice President of National Operations and Chief Executive Officer of the Aviation Communications Division of AT&T Wireless Services, Inc., a provider of wireless communications services in the United States. Prior to her tenure at AT&T Wireless, Ms. Wilderotter was Senior Vice President of McCaw Cellular Communications, Inc. from 1991 to 1995 and Regional President of the California/Nevada/Hawaii Region. McCaw became AT&T Wireless upon AT&T’s acquisition of McCaw. Ms. Wilderotter serves on the board of directors of Citizens Communications, Quantum Corporation and Anixter International, Inc. Ms. Wilderotter is also a member of the board of trustees of the College of the Holy Cross.

Nominees for Class B Director

William K. Coblentz, 82, has been a director of McClatchy since March 1979. He is a senior partner in the San Francisco law firm of Coblentz, Patch, Duffy & Bass. He was a member of the board of directors of Pacific Telesis Group from 1976 to 1992 and is a member of the board of directors of the Central Valley Foundation. From 1964 to 1980 Mr. Coblentz was a member of the University of California Board of Regents and served as chairman for two years.

Molly Maloney Evangelisti,1 52, has been a director of McClatchy since July 1995. She worked in various capacities for The Sacramento Bee from October 1978 to December 1996, including the oversight of special projects.

Larry Jinks, 76, has been a director of McClatchy since July 1995. He spent 37 years with Knight Newspapers and Knight-Ridder, Inc., a newspaper publishing company. During that time, he served as managing editor of The Miami Herald from 1966 to 1972, as executive editor of The Miami Herald from 1972 to 1976, as editor of the San Jose Mercury News from 1977 to 1981, as a corporate officer of Knight-Ridder from 1981 to 1989, and as publisher of the San Jose Mercury News from 1989 to 1994. He is a former member of the executive committee of the Media Management Center at Northwestern University and former chairman of the Knight Foundation’s Journalism Advisory Committee.

Joan F. Lane, 76, has been a director of McClatchy since March 1989. She is currently a Special Assistant to the Board of Trustees and to the President of Stanford University. She served on the board of directors of the James Irvine Foundation from 1990 to 2001 and the Brown Group, Inc. from 1985 to 1996. From 1984 to 1991, she was a trustee of the San Francisco Foundation. Mrs. Lane served as Special Assistant to the Dean of the School of Humanities and Sciences of Stanford University from 1982 to 1992. She was a member of the board of trustees of Smith College from 1978 to 1985 and chairman of the board from 1982 to 1985.

Brown McClatchy Maloney,1 48, has been a director of McClatchy since September 2004. Mr. Maloney is the owner of Olympic View Publishing, publisher of the Sequim Gazette, and Radio Pacific, owner of KONA radio, an ABC affiliate in western Washington state. From 1974 to 1989, prior to his ownership of Olympic View

[1]	Molly Maloney Evangelisti and Brown McClatchy Maloney are siblings. Kevin S. McClatchy and William McClatchy are their cousins.

Publishing and Radio Pacific, Mr. Maloney held various circulation and advertising positions at the Anchorage Daily News, The Sacramento Bee and The Fresno Bee. He served as the president of the Washington Newspaper Publishers Association from 1996 to 1997 and is currently president of the Washington Newspaper Publishers Association Foundation.

Kevin S. McClatchy,1 42, has been a director of McClatchy since September 1998. Since 1996, he has been the Managing General Partner and Chief Executive Officer of the Pittsburgh Pirates major league baseball team. From 1994 to 1995 he was President of the Northern California Sports Development Group and The Modesto A’s, a minor league baseball team. Mr. McClatchy held various positions with McClatchy from 1990 to 1994, including serving as Sales Director for The Newspaper Network, Inc., Advertising Director at the Amador Ledger Dispatch and Sales Representative for The Sacramento Bee.

William McClatchy,1 42, has been a director of McClatchy since September 2004. Mr. McClatchy is an entrepreneur, journalist and co-founder of Index Investing, LLC. He currently serves as editor of Index Investing’s ETFzone.com, a website supplying content concerning exchange-traded index funds. In 1999 Mr. McClatchy co-founded indexfunds.com, a website for index investing content and in 2000 he co-founded iCatalog, Inc., serving as president and chairman of the board until 2002. From 1993 to 1996 Mr. McClatchy worked as a reporter for The Fresno Bee.

Theodore R. Mitchell, 49, has been a director of McClatchy since September 2001. He is President of Occidental College in Los Angeles, a position he has held since July 1999. Dr. Mitchell was vice president of education and strategic initiatives at the J. Paul Getty Trust from 1998 to 1999. Dr. Mitchell held various positions with the University of California, Los Angeles from 1992 to 1998, including serving as Vice Chancellor, Academic Planning and Budget, and Vice Chancellor for External Affairs. He served as Deputy to the President and to the Provost of Stanford University from 1991 to 1992. Prior to that time, he was a professor at Dartmouth College, where he also served as Chair of the Department of Education. Dr. Mitchell serves on the board of directors of New Schools Venture Fund.

Gary B. Pruitt, 47, has been Chief Executive Officer of McClatchy since May 1996 and President since May 1995. In May 2001, he was named McClatchy’s Chairman of the Board. He has been a director of McClatchy since July 1995. He served as Chief Operating Officer of McClatchy from 1995 to 1996. From 1994 to 1995, he served as Vice President, Operations and Technology of McClatchy. Prior to that time he was Publisher of The Fresno Bee from 1991 to 1994. He served McClatchy as Secretary and General Counsel from 1987 to 1991 and Counsel from 1984 to 1987. He currently serves as a member of the boards of directors of the Newspaper Association of America, the Associated Press, the James Irvine Foundation and the Mutual Insurance Company, Limited.

Frederick R. Ruiz, 61, has been a director of McClatchy since July 1993. Since 1998, he has been chairman of Ruiz Foods, Inc., a privately held frozen food company, and was President and Chief Executive Officer of that company from 1990 to 1998. Mr. Ruiz currently serves on the boards of directors of Gottschalks, Inc., Verdisys, the California Chamber of Commerce, the Hispanic College Fund and the Institute for Family Business. He is a member of the Business Advisory Council of California State University, Fresno.

Other Executive Officers

Heather L. Fagundes, 36, has been Vice President, Human Resources of McClatchy since April 2004. Ms. Fagundes was Director of Human Resources for McClatchy corporate from December 1996 to April 2004. Ms. Fagundes joined McClatchy in 1992 as a human resources generalist. Ms. Fagundes served as the chairperson of the 2004 Sacramento Workplace Excellence Leaders Award Committee and in 2002 was the president of the Sacramento Area Human Resources Association.

[1]	Molly Maloney Evangelisti and Brown McClatchy Maloney are siblings. Kevin S. McClatchy and William McClatchy are their cousins.

Christian A. Hendricks, 42, has been Vice President, Interactive Media of McClatchy since August 1999. He joined McClatchy in 1992 as Advertising Manager, Marketing for The Fresno Bee. From 1993 to 1994 he served as Marketing Director for The Fresno Bee. In 1994 he was named Manager of Technology for McClatchy. He held this position until 1996 when he was promoted to President and Publisher of Nando Media (now known as McClatchy Interactive), McClatchy’s interactive publishing and software development operation, where he served until August 1999. Mr. Hendricks serves on the Newspaper Association of America New Media Federation Board.

James McClatchy, 84, is Publisher of McClatchy, having been elected to that position in July 1987. He served as Chairman of the Board of Directors from April 1989 to May 1995 and from August 1980 to July 1987. Mr. McClatchy was a director of McClatchy from 1943 through 1965 and was again elected a director in 1976. He retired as a member of the Board of Directors in September 2004. Mr. McClatchy is also a former owner and publisher of several weekly newspapers in California and Nevada. He is a board member and past president of the Inter-American Press Association, past president and director of the French-American International School and a director and president of the Central Valley Foundation. He is also an emeritus member of the board of directors of Valley Vision.

Karole Morgan-Prager, 42, has been General Counsel and Corporate Secretary of McClatchy since July 1995 and was named Vice President in May 1998. From 1992 to 1995, she was Associate General Counsel of The Times Mirror Company. She was an associate with the law firm of Morrison & Foerster LLP from 1987 to 1992. Ms. Morgan-Prager is a member of the National Advisory Council of the National Center for Courts and Media.

Patrick J. Talamantes, 40, has been Vice President, Finance, and Chief Financial Officer of McClatchy since April 2001. In addition, from April 2001 to December 2002, he served as McClatchy’s Treasurer. Prior to joining McClatchy, he was with Sinclair Broadcast Group, Inc., a television broadcasting company, from 1996 to 2001, and served the last two years as Chief Financial Officer. Mr. Talamantes was Treasurer of River City Broadcasting LP, a broadcasting company located in St. Louis, from 1995 to 1996, and spent nine years in various banking positions with Chemical Bank of New York.

Howard C. Weaver, 54, has been Vice President, News of McClatchy since April 2001. He joined McClatchy in 1979 and in 1983 became editor of the Anchorage Daily News. From 1995 to 1996 he served as assistant to the president for new media strategies, and from 1996 to 2001 he was editor of the editorial pages at The Sacramento Bee. Mr. Weaver is a member of the American Society of Newspaper Editors and has six times served as a Pulitzer Prize juror. Mr. Weaver is on the board of visitors, John S. Knight Fellowships, Stanford University, and was founding co-chair of the Northern News Service, an international press cooperative of Arctic nations.

Robert J. Weil, 54, has been Vice President, Operations of McClatchy since September 1997, overseeing McClatchy’s operations in the Northwest and the Twin Cities of Minneapolis/St. Paul. He was named to this position after 17 years as a newspaper publisher. Mr. Weil joined McClatchy as Publisher of The Fresno Bee in 1994. From 1992 to 1994, he was President and Chief Operating Officer for Persis Media, a privately held company with newspapers in Washington and Tennessee. Mr. Weil held other senior management positions with Persis and Gannett Co. from 1973 to 1992. He currently serves on the board of directors of American Press Institute.

Frank R. J. Whittaker, 55, has been Vice President, Operations of McClatchy since September 1997, overseeing McClatchy’s operations in California and the Carolinas. Mr. Whittaker joined McClatchy as General Manager of The Sacramento Bee in 1985. From 1990 to 1997, he served as both President and General Manager of The Sacramento Bee. From 1972 to 1985, Mr. Whittaker served The Toronto Star newspaper in Canada in a variety of management positions, including director of strategic planning and circulation director. Mr. Whittaker is past president of the California Newspaper Publishers Association and serves on the boards of the Audit Bureau of Circulations and the Sacramento Regional Foundation. In November 2002, Mr. Whittaker was named Treasurer of the Audit Bureau of Circulations.

Item 2.    Approval of McClatchy’s Amended and Restated Long-Term Incentive Plan

Overview

On May 21, 1998, McClatchy’s shareholders approved a Long-Term Incentive Plan (the “L-TIP”) for the purpose of attracting and retaining talented personnel and also receiving a federal income tax deduction for compensation paid under the plan. On January 25, 2005, the Board of Directors adopted an amended and restated Long-Term Incentive Plan (the “amended L-TIP”), subject to shareholder approval. We are asking our shareholders to approve the amended L-TIP so that we may continue to achieve our goal of attracting and retaining talented personnel and also receive a federal income tax deduction for compensation paid under the L-TIP.

Summary of the Current L-TIP

Pursuant to the L-TIP, the amount of any bonus payable to a participating executive is determined based on the number of “Long-Term Incentive Units” (“Units”) awarded to the executive by the Compensation Committee prior to the beginning of a designated “Performance Period.” A Performance Period consists of three consecutive years. The amount payable after the end of the Performance Period is equal to $1 times the number of the executive’s Units times the number of percentage points (including fractions but not to exceed 100) by which the Company’s Pre-Tax Earnings increase from Performance Period to Performance Period. “Pre-Tax Earnings” means McClatchy’s consolidated earnings before taxes, but adjusted to exclude the gain or loss on the sale of a major asset. The maximum amount payable to any executive with respect to a Performance Period may not exceed $1 million.

Amendment and Restatement of the L-TIP

The Board of Directors has approved the amended L-TIP, which among other things, will replace Pre-Tax Earnings as the relevant measure of performance with “Pre-Tax Earnings Per Share.” “Pre-Tax Earnings Per Share” means McClatchy’s consolidated earnings per share before taxes, but adjusted to exclude the gain or loss on the sale of a major asset. The amended L-TIP is set forth in its entirety as Appendix A to this proxy statement. The following is intended to be a summary of the material terms of the amended L-TIP and is qualified in its entirety by reference to the amended L-TIP.

Administration of the Amended L-TIP

The amended L-TIP is administered by the Compensation Committee, the members of which are “independent” under the NYSE listing standards as currently in effect. Members of the Committee also qualify as “outside directors” under Section 162(m) of the Internal Revenue Code (so that McClatchy is entitled to receive a federal tax deduction for certain compensation paid under the plan). Notwithstanding the foregoing, the Board of Directors also may appoint one or more separate committees to administer the amended L-TIP with respect to employees who are not officers or directors of McClatchy.

Eligible Executives

Individuals eligible under the amended L-TIP include any executives or key employees of McClatchy, or a subsidiary of McClatchy, as determined by the Compensation Committee.

Maximum Bonus and Payout Criteria

As with the current L-TIP, the amount of any bonus payable to any participating executive pursuant to the amended L-TIP shall be determined based on the number of Units awarded to the executive by the Compensation Committee prior to the beginning of a designated “Performance Period.” A Performance Period consists of three consecutive fiscal years. The amount payable after the end of the Performance Period is equal to $1 times the number of the executive’s Units times the number of percentage points (including fractions but not to exceed 100) by which the Company’s Pre-Tax Earnings Per Share increases from Performance Period to Performance Period. The maximum amount payable to any executive with respect to a Performance Period may not exceed $1 million. To see examples of amounts of awards made under the current L-TIP during the last fiscal year, please refer to the section below entitled “Compensation—Long-Term Incentive Awards.”

Amendment and Termination of the Amended L-TIP

The Board generally may amend or terminate the amended L-TIP at any time and for any reason. Amendments will be contingent on shareholder approval if required by applicable law, stock exchange listing requirements or if so promised by the Board.

Voting Matters

In accordance with McClatchy’s Amended and Restated Certificate of Incorporation, each share of Class A Common Stock entitles the holder to one-tenth (1/10) of a vote, and each share of Class B Common Stock entitles the holder to one vote, on all matters other than the election of directors presented at the meeting. If you abstain from voting with respect to a particular proposal, your vote will be counted as present for purposes of determining a quorum and present at the meeting and entitled to vote on the subject matter. Under the Delaware General Corporation Law and applicable NYSE rules, shareholder approval requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Therefore, under the Delaware General Corporation Law and applicable NYSE rules, an abstention has the same effect as a vote against the proposal. If you authorize the McClatchy proxy holders to vote on your behalf, your shares will be voted in accordance with your directions. If you hold your shares in your own name and you do not provide voting directions, your shares will be voted FOR approval of the amended L-TIP.

Recommendation of the Board of Directors

We believe that the terms of the amended L-TIP are reasonable and customary and that approval of the amended L-TIP is important to our continued success. Awards such as those provided under the amended L-TIP constitute a key incentive and help us to attract and retain officers and employees whose skills and performance are critical to our success.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF

McCLATCHY’S AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN.

Item 3.    Approval of McClatchy Indemnification Agreement

Overview

We are asking our shareholders to approve the form of McClatchy Indemnification Agreement (the “Indemnification Agreement”), which may be entered into between McClatchy and its directors, officers and key employees and agents, as may be determined from time to time by the Board of Directors, in substantially the form attached hereto as Appendix B. We intend to enter into new indemnification agreements with each of our directors and officers (the “Indemnified Parties”). Such indemnification agreements would indemnify the Indemnified Parties against certain liabilities arising out of their service in such capacities. In addition, this proposal would authorize McClatchy, subject to the approval of its Board of Directors, to enter into indemnification agreements providing rights similar to those set forth in the Indemnification Agreement to any future director, officer or key employee or agent.

Purpose

The Board of Directors believes the Indemnification Agreement serves the best interests of McClatchy and its shareholders by strengthening our ability to attract and retain the services of knowledgeable and experienced persons as directors and officers who, through their efforts and expertise, can make a significant contribution to our success. The Indemnification Agreement is intended to complement the indemnity protection available under applicable law, our Restated Certificate of Incorporation and any policies of insurance which are or may hereafter be maintained by us.

We currently have indemnification agreements with our directors and officers. We adopted those agreements as a response to the hazard, and related expense, of unfounded litigation directed against directors and officers, the difficulty of obtaining broad directors’ and officers’ liability insurance and significant limitations in amounts and breadth of coverage, dramatic increases in premiums for that coverage, and our potential inability to continue to attract and retain qualified directors and executive officers in light of these circumstances.

We are proposing the approval of the Indemnification Agreement to replace the existing agreements in order to provide for updates in applicable law and to expand certain provisions, including provisions related to the advancement of expenses to Indemnified Parties, review procedures for determining when indemnification is appropriate and the exceptions under which McClatchy shall not have obligations under the Indemnification Agreement. We believe these changes are important to make in an era of increased corporate litigation.

The Indemnification Agreement has been approved by our Board of Directors, subject to shareholder approval. We consider it appropriate to submit the Indemnification Agreement to our shareholders for approval because the members of the Board of Directors would be parties to, and the beneficiaries of, the rights contained in the Indemnification Agreement.

Description of the Indemnification Agreement

The following paragraphs provide a summary of the principal features of the Indemnification Agreement. The Indemnification Agreement is set forth in its entirety as Appendix B to this proxy statement, and the following summary is qualified in its entirety by reference to the Indemnification Agreement.

Under the Indemnification Agreement, McClatchy agrees to indemnify an Indemnified Party against all expenses actually and reasonably incurred to the fullest extent permitted by law if the Indemnified Party was or is or becomes a party to, a witness, or other participant in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or other. McClatchy has no obligation to provide such indemnification if the party selected by the Board of Directors to review the Indemnified Party’s request for indemnification (the “Reviewing Party,”) determines that the Indemnified Party would not be permitted to be indemnified under applicable law. The Reviewing Party may include a member or members of our Board of Directors and independent legal counsel. In addition, the Indemnification Agreement provides that expenses will be advanced by McClatchy upon written request by an Indemnified Party. However, if McClatchy has advanced expenses to the Indemnified Party and a court of competent jurisdiction determines in a final judgment that the Indemnified Party is not entitled to be indemnified by McClatchy, the advanced expenses must be reimbursed by the Indemnified Party to McClatchy, which reimbursement obligation shall be unsecured and without interest.

If there is a change in control of McClatchy (other than a change in control approved by a majority of the Board of Directors who were directors immediately prior to the change in control), then the Indemnified Party may choose independent legal counsel, subject to McClatchy’s approval, to act as the Reviewing Party with respect to all matters concerning the rights of the Indemnified Party to indemnification under the Indemnification Agreement or under McClatchy’s Restated Certificate of Incorporation. McClatchy agrees to pay the reasonable fees of such independent counsel in connection with his or her engagement under this provision of the Indemnification Agreement.

If an Indemnified Party is successful on the merits of an action, including the dismissal of an action without prejudice, McClatchy is required to indemnify such Indemnified Party against all expenses incurred in connection with such action. An Indemnified Party must notify McClatchy in writing, as soon as practicable, of any claim made against him or her for which indemnification will or could be sought.

The termination of any action or claim by judgment, order, settlement, conviction, or upon plea of nolo contendere, or its equivalent, shall not create a presumption that an Indemnified Party did not meet a particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by the Indemnification Agreement or applicable law. Additionally, in connection with any determination by a Reviewing Party as to whether the Indemnified Party is entitled to indemnification under the Indemnification Agreement, the burden of proof shall be on McClatchy to establish by clear and convincing evidence that the Indemnified Party is not so entitled.

If McClatchy is obligated to pay the expenses of any claim, McClatchy may assume the defense of such claim with counsel approved by such Indemnified Party upon the delivery to such Indemnified Party of written notice of McClatchy’s election to do so.

McClatchy is not obligated to make any payment in connection with any claim against an Indemnified Party to the extent such Indemnified Party has otherwise actually received payment (under any insurance policy or otherwise) of the amounts indemnifiable under the Indemnification Agreement.

McClatchy shall not be obligated under the Indemnification Agreement: (i) to indemnify an Indemnified Party for acts, omissions or transactions for which such Indemnified Party is prohibited from receiving indemnification under our Restated Certificate of Incorporation or applicable law; (ii) to indemnify or advance expenses to an Indemnified Party with respect to claims initiated or brought voluntarily by such Indemnified Party and not by way of defense, counterclaim or crossclaim, except under certain circumstances; (iii) to indemnify an Indemnified Party for any expenses incurred by such Indemnified Party with respect to any proceeding instituted (A) by the Indemnified Party to enforce or interpret the Indemnification Agreement, if a court of competent jurisdiction determines that each of the material assertions made by such Indemnified Party as a basis for such action was not made in good faith or was frivolous, or (B) by or in the name of McClatchy to enforce or interpret the Indemnification Agreement, if a court of competent jurisdiction determines that each of the material defenses asserted by such Indemnified Party was made in bad faith or was frivolous; and (iv) to indemnify an Indemnified Party for expenses and the payment of profits arising from the purchase and sale by such Indemnified Party of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

The Indemnification Agreement is governed by Delaware law.

Delaware Law

The Delaware General Corporation Law (“DGCL”) permits our Board of Directors to indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of McClatchy, if his or her conduct was in good faith and he or she reasonably believed that his or her conduct was in or not opposed to the corporation’s best interests, and in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also authorizes corporations to advance reasonable expenses to a director or officer in advance of final disposition of a proceeding if the corporation receives an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation. In addition, the DGCL states that Delaware corporations shall indemnify any present or former director or officer against reasonable expenses (including attorneys’ fees) incurred in connection with any proceeding to which such person was a party if that person is successful on the merits or otherwise in the defense of such action.

The DGCL provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise.

McClatchy’s Restated Certificate of Incorporation

Our Restated Certificate of Incorporation provides for indemnification of our directors, officers, employees and other agents to the fullest extent permitted by law. As permitted by Sections 102 and 145 of the DGCL, our Certificate of Incorporation eliminates a director’s personal liability (i) for monetary damages to us and our shareholders arising from a breach or alleged breach of a director’s fiduciary duty as a director, other than a breach of the director’s duty of loyalty to us or our shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 174 of the DGCL or (iii) for any transaction from which the director derived an improper personal benefit.

Indemnification for Liabilities under the Securities Act of 1933

The Securities and Exchange Commission has expressed its opinion that indemnification of directors, officers and controlling persons against liabilities arising under the Securities Act of 1933, as amended (the “Act”), is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities under the Act (other than the payment by McClatchy of expenses incurred or paid by a director or officer of McClatchy in the successful defense of the action, suit or proceeding) is asserted by a director, officer or controlling person in connection with securities that have been registered under the Act, McClatchy will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act.

Voting Matters

In accordance with McClatchy’s Amended and Restated Certificate of Incorporation, each share of Class A Common Stock entitles the holder to one-tenth (1/10) of a vote, and each share of Class B Common Stock entitles the holder to one vote, on all matters other than the election of directors presented at the meeting. If you abstain from voting with respect to a particular proposal, your vote will be counted as present for purposes of determining a quorum and present at the meeting and entitled to vote on the subject matter. Under the Delaware General Corporation Law and applicable NYSE rules, shareholder approval requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Therefore, under the Delaware General Corporation Law and applicable NYSE rules, an abstention has the same effect as a vote against the proposal. If you authorize the McClatchy proxy holders to vote on your behalf, your shares will be voted in accordance with your directions. If you hold your shares in your own name and you do not provide voting directions, your shares will be voted FOR ratification of the Indemnification Agreement.

Recommendation of the Board of Directors

The Board of Directors believes that the Indemnification Agreement serves the best interests of McClatchy and our shareholders by (i) strengthening our ability to attract and retain the services of knowledgeable and experienced persons as directors and officers and (ii) enabling such directors and officers to carry out their duties and make management decisions without fear of liability arising out of frivolous claims.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF

McCLATCHY’S FORM OF INDEMNIFICATION AGREEMENT.

Item 4.    Ratification of Deloitte & Touche LLP as McClatchy’s Independent Auditors

Overview

The Audit Committee of the Board of Directors has appointed, subject to ratification by the shareholders, Deloitte & Touche LLP as independent auditors for the fiscal year ending December 25, 2005. Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement if they desire. They will also be available to respond to appropriate questions.

Fees billed to McClatchy by Deloitte & Touche LLP

The following table shows the fees paid or accrued by McClatchy for the audit and other services provided by Deloitte & Touche LLP for fiscal 2003 and 2004.

	2004	2003
Audit Fees(1)	$420,000	$500,000
Section 404 Audit Fees(2)	575,000	NA
Audit-Related Fees(3)	103,835	192,213
Tax Fees(4)	66,703	85,646
All Other Fees	0	0

Total	$1,165,538	$777,859

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.
(2)	Section 404 audit fees represent fees for professional services provided in connection with the audit of our internal controls as required by Section 404 of the Sarbanes-Oxley Act of 2002.
(3)	Audit-related fees consisted primarily of accounting consultations, employee benefit plan audits, services related to business acquisitions and divestitures and other attestation services.
(4)	Tax fees for fiscal 2004 and 2003, respectively, consisted primarily of $29,893 and $24,500 for tax compliance and $36,810 and $61,146 for tax advice and tax planning.

In considering the services provided by Deloitte & Touche, the Audit Committee discussed the nature of the services with the independent auditors and management and determined that the services were compatible with the provision of independent audit services permitted under the rules and regulations of the SEC and the Sarbanes-Oxley Act of 2002. All of the fees paid or accrued reflected in the table above were paid or accrued in connection with engagements that were approved according to the Audit Committee’s pre-approval policy described below.

Audit Committee Pre-approval Policy

All audit and permissible non-audit services provided to McClatchy by Deloitte & Touche are pre-approved by the Audit Committee, or subject to the procedure established by the Audit Committee, by the Chairman of the Audit Committee if the fees for services involved are less than $50,000.

Voting Matters

In accordance with McClatchy’s Amended and Restated Certificate of Incorporation, each share of Class A Common Stock entitles the holder to one-tenth (1/10) of a vote, and each share of Class B Common Stock entitles the holder to one vote, on all matters other than the election of directors presented at the meeting. If you abstain from voting with respect to a particular proposal, your vote will be counted as present for purposes of determining a quorum and present at the meeting and entitled to vote on the subject matter. Under the Delaware

General Corporation Law and applicable NYSE rules, shareholder approval requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Therefore, under the Delaware General Corporation Law and applicable NYSE rules, an abstention has the same effect as a vote against the proposal.

If you authorize the McClatchy proxy holders to vote on your behalf, your shares will be voted in accordance with your directions. If you do not provide voting directions, your shares will be voted FOR ratification of the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS McCLATCHY’S INDEPENDENT AUDITORS.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Independence

The Board has determined that each of the current director nominees, other than Gary Pruitt, Chairman, President and Chief Executive Officer, and William McClatchy, who is the son of McClatchy’s Publisher, James B. McClatchy, has no material relationship with the Company and is “independent” within the meaning of the NYSE listing standards, as currently in effect. In evaluating the independence of Molly Maloney Evangelisti and Brown McClatchy Maloney, the Board took into consideration that they are cousins of James McClatchy and William McClatchy and in evaluating the independence of Kevin S. McClatchy, the Board took into consideration that he is a cousin of William McClatchy and a nephew of James B. McClatchy. The Board also considered, among other things, the overall nature of these familial relationships and that each of them lives in a separate household, and concluded that these relationships were not material with respect to the independence of Molly Maloney Evangelisti, Brown McClatchy Maloney or Kevin McClatchy as directors of McClatchy. Furthermore, the Board has determined that each of the members of the Audit Committee, the Compensation Committee, the Committee on the Board and the Nominating Committee is “independent” within the meaning of the NYSE listing standards, as currently in effect.

Board Structure and Committee Composition

As of the date of this proxy statement, the Board has 14 directors and the following five committees: (1) Audit Committee, (2) Compensation Committee, (3) Committee on the Board, (4) Nominating Committee and (5) Pension and Savings Plans Committee. The membership and function of these committees are described below. Each committee operates under a written charter that has been approved by the Board. These charters are available on our website at www.mcclatchy.com and are also available in print to any shareholder requesting copies. In addition, the Audit Committee charter is included as Appendix C to this proxy statement.

The Board of Directors met seven times during fiscal 2004. No director attended fewer than 75% of the aggregate number of meetings of the board and any committee on which such director served. All directors attended the last annual meeting of shareholders.

Compensation Committee

William K. Coblentz serves as the chairperson and Molly Maloney Evangelisti, Larry Jinks, S. Donley Ritchey and Maggie Wilderotter serve as members of the Compensation Committee. The Compensation Committee reviews and approves goals and objectives relevant to CEO compensation and evaluates the CEO’s performance in light of those goals and objectives. The Compensation Committee determines the compensation of the CEO and the other executive officers, administers McClatchy’s incentive compensation and equity-based plans, prepares the Compensation Committee report for inclusion in the annual proxy statement, and annually reviews the Compensation Committee charter and the Committee’s performance. The Compensation Committee held four meetings during fiscal 2004. The report of the Compensation Committee is included in this proxy statement beginning on page 27.

Audit Committee

S. Donley Ritchey serves as the chairperson and Leroy Barnes, Jr., Larry Jinks, Joan F. Lane, and Frederick R. Ruiz serve as members of the Audit Committee. The Board has designated Mr. Ritchey and Mr. Barnes as “audit committee financial experts” as defined by Item 401(h) of Regulation S-K. The Audit Committee has been established in accordance with Section 10A(m)(1) and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Among other things, the Audit Committee appoints, evaluates and determines the compensation of McClatchy’s independent auditors; reviews and approves the scope of the annual audit, the audit fee and the financial statements; reviews McClatchy’s disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance; oversees investigations into complaints concerning financial matters; reviews other risks that may have a significant impact on McClatchy’s financial statements; prepares the Audit Committee report for inclusion in the annual proxy statement; and annually reviews the Audit Committee charter and the Committee’s performance. The Audit Committee works closely with management and oversees McClatchy’s independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from McClatchy for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Audit Committee held eleven meetings during fiscal 2004. The report of the Audit Committee is included in this proxy statement beginning on page 32.

Committee on the Board

Joan F. Lane serves as the chairperson and Elizabeth Ballantine, Leroy Barnes, Jr., William K. Coblentz, Molly Maloney Evangelisti, Larry Jinks, Kevin S. McClatchy, and Dr. Theodore R. Mitchell serve as members of the Committee on the Board. The Committee on the Board advises the Board of Directors with respect to corporate governance issues and such other matters relating to directors as may be deemed appropriate, including development of corporate governance principles applicable to McClatchy, evaluation of the composition and organization of the Board of Directors and its committees, and recommendation of qualifications, expertise and characteristics for potential Board members. The Committee on the Board annually reviews its charter and the Committee’s performance. The Committee on the Board held three meeting during fiscal 2004.

Nominating Committee

Larry Jinks serves as the chairperson and Elizabeth Ballantine, Dr. Theodore R. Mitchell and S. Donley Ritchey serve as members of the Nominating Committee. The Nominating Committee conducts searches and evaluates and proposes nominees for election to the Board based on criteria approved by the Board. The Nominating Committee evaluates and recommends the proposal for the board slate for election by the shareholders and will consider recommendations from shareholders for director candidates, as described below. The Nominating Committee annually reviews its charter and the Committee’s performance. The Nominating Committee held two meetings during fiscal 2004.

Pension and Savings Plans Committee

Leroy Barnes, Jr. serves as the chairperson and Joan F. Lane, Kevin S. McClatchy, Dr. Theodore R. Mitchell and Gary B. Pruitt serve as members of the Pension and Savings Plans Committee. The Pension and Savings Plans Committee reviews McClatchy’s pension funding policy and objectives, monitors the investment of the assets in McClatchy’s 401(k) and Pension Plans, and recommends appropriate related action to the Board of Directors. The Pension and Savings Plans Committee annually reviews its charter and the Committee’s performance. The Pension and Savings Plans Committee held two meetings during fiscal 2004.

Consideration of Director Nominees

Shareholder Nominees

Any shareholder nominations proposed for consideration by the Nominating Committee for Board membership should include the nominee’s name and qualifications and should be addressed to:

Corporate Secretary

The McClatchy Company

2100 Q Street

Sacramento, CA 95816

Director Qualifications

Under McClatchy’s Corporate Governance Guidelines, which are available on our website at www.mcclatchy.com, the Committee on the Board is responsible for reviewing with the Board the appropriate skills and characteristics of Board members, as well as the composition of the Board as a whole. Under these criteria, Board candidates should demonstrate high ethical standards, capacity for leadership and broad business or professional experience. In assessing a candidate, the Nominating Committee will consider skills; diversity; age; independence; geographic proximity to our newspapers and other operations; experience in areas such as operations, journalism, finance, interactive media and marketing; and the general needs of the Board.

Identifying and Evaluating Nominees for Directors

The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. In the event vacancies are anticipated or otherwise arise, the Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at meetings of the Nominating Committee and may be considered at any point during the course of the year. The Nominating Committee will consider properly submitted nominees of shareholders, as discussed above. The nominees standing for election at the 2005 annual meeting were recommended by the Nominating Committee in early 2005. Brown McClatchy Maloney and William McClatchy were appointed to the Board as Class B directors in September 2004. Although no formal agreement or arrangement existed with regard to the appointment of Mr. Maloney and Mr. McClatchy, their appointment was discussed and supported by the Board and by members of the McClatchy/Maloney family holding Class B shares of McClatchy.

Executive Sessions

Executive sessions of non-management directors are held at least three times per year, as scheduled by the non-management director chairing the sessions. In addition, at least once each year, the independent directors meet in executive session. On an annual basis, the Committee on the Board will select one of the Board committee chairs to preside at these sessions. In 2005, the executive sessions will be scheduled and chaired by Joan Lane, the Chair of the Committee on the Board. Any non-management director may request that an additional executive session be scheduled.

Communication with the Board

Individuals may communicate with the Board by addressing correspondence to:

The Board of Directors

The McClatchy Company

c/o Corporate Secretary

2100 Q Street

Sacramento, CA 95816

All communication received will be reviewed and processed by the Corporate Secretary and communicated to the Board of Directors as appropriate. If you wish to contact only non-management directors, please direct correspondence to the Chair of the Committee on the Board at the address above.

PRINCIPAL SHAREHOLDERS

Class A Common Stock

The following table shows information about the beneficial ownership of shares of Class A Common Stock as of March 21, 2005, by each director and nominee for director; McClatchy’s chief executive officer; each of McClatchy’s four most highly compensated executive officers other than the chief executive officer; all directors, nominees for director and executive officers of McClatchy as a group; and each person known by McClatchy to beneficially own more than 5% of the outstanding shares of the Class A Common Stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. All shares of Class A Common Stock subject to options exercisable within 60 days following the record date are deemed beneficially owned by the person holding those options. Also, each holder of Class B Common Stock is deemed to be the beneficial owner of the same number of shares of Class A Common Stock under the Securities and Exchange Commission rules, on the basis that he or she has the right, subject to the terms of the shareholders’ agreement discussed later in this proxy statement, to convert Class B Common Stock into Class A Common Stock. See the section entitled “Agreement Among Class B Shareholders.” For purposes of calculating the percentage of outstanding shares of Class A Common Stock beneficially owned by each shareholder, the shares of Class A Common Stock deemed to be owned by each shareholder because of his or her ownership of either Class B Common Stock or options to acquire Class A Common Stock are treated as outstanding only for that shareholder. As a result, the column showing the percentage of deemed beneficial ownership of Class A Common Stock does not necessarily reflect the beneficial ownership of Class A Common Stock actually outstanding as of the close of business on the record date.

Directors and Nominees for Director; Named Executive Officers; Directors and Executive Officers as a Group; Beneficial Owners of More than 5% of Total Shares of Class Outstanding(1)	Number of Shares of Class A Common Stock		Deemed Beneficial Ownership of Class A Common Stock
			Number of Shares of Class A Common Stock	Percent of Class
James B. McClatchy	44,500		14,910,999	42.36%
William K. Coblentz	28,625	(2)	13,148,620	39.29%
William Ellery McClatchy	7,375	(3)	12,956,902	38.92%
Gary B. Pruitt	448,128	(4)	12,948,128	38.96%
Molly Maloney Evangelisti	115,302	(5)	5,577,802	21.61%
Brown McClatchy Maloney	6,300		5,190,740	20.34%
Kevin S. McClatchy	11,625	(6)	919,120	4.32%
William McClatchy	490		5,490	0.03%
Robert J. Weil	102,301	(7)	102,301	*
Frank R. J. Whittaker	102,228	(8)	102,228	*
Elizabeth Ballantine	61,605	(9)	61,605	*
Patrick J. Talamantes	57,725	(10)	57,725	*
Howard Weaver	52,523	(11)	52,523	*
Frederick R. Ruiz	24,000	(12)	24,000	*
Joan F. Lane	19,125	(13)	19,125	*
S. Donley Ritchey	13,700	(14)	13,700	*
Larry Jinks	9,750	(15)	9,750	*
Leroy Barnes, Jr.	6,625	(16)	6,625	*
Maggie Wilderotter	6,625	(17)	6,625	*
Theodore R. Mitchell	4,125	(18)	4,125	*
Private Capital Management	7,160,272	(19)	7,160,272	35.21%
Ariel Capital Management, LLC	2,989,489	(20)	2,989,489	14.70%
GAMCO Investors, Inc.	1,047,095	(21)	1,047,095	5.15%
All executive officers and directors as a group (21 persons)	1,214,670	(22)	26,161,072	56.63%

*	Represents less than 1%.
(1)	All addresses are c/o The McClatchy Company, 2100 Q Street, Sacramento, CA 95816, except as follows: (i) Private Capital Management, Inc., 8889 Pelican Bay Blvd., Naples, FL 34108; (ii) GAMCO Investors, Inc., One Corporate Center, Rye, NY 10580; and (iii) Ariel Capital Management, 200 East Randolph Drive, Suite 2900, Chicago, IL 60601.
(2)	Includes 9,125 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(3)	Includes 7,250 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(4)	Includes 395,000 shares subject to stock options which are currently exercisable or exercisable within 60 days and 40,000 shares of restricted stock which were granted on January 25, 2005 and vest, subject to certain performance criteria, on January 25, 2009.
(5)	Includes 16,000 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(6)	Includes 11,625 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(7)	Includes 98,000 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(8)	Includes 98,000 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(9)	Includes 14,125 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(10)	Includes 56,500 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(11)	Includes 48,000 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(12)	Includes 19,750 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(13)	Includes 16,000 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(14)	Includes 6,625 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(15)	Includes 9,125 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(16)	Includes 6,625 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(17)	Includes 6,625 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(18)	Includes 4,125 shares subject to stock options which are currently exercisable or exercisable within 60 days.
(19)	Based on a Schedule 13G/A filed February 14, 2005. Also includes shares beneficially owned by Bruce S. Sherman and Gregg J. Powers.
(20)	Based on a Schedule 13G/A filed on February 13, 2005. Ariel Capital Management, LLC has sole voting power with respect to 2,439,314 shares and sole investment power with respect to 2,952,909 shares.
(21)	Based on a Schedule 13D/A filed on February 13, 2003. Includes beneficial ownership of entities affiliated with GAMCO Investors, Inc.
(22)	Includes those shares subject to options indicated in notes (2) through (18) above and 97,250 shares subject to stock options not otherwise included in notes (2) through (18) above, which are currently exercisable or exercisable within 60 days.

Class B Common Stock

The following table shows information about the beneficial ownership of shares of Class B Common Stock as of March 21, 2005 by each director and nominee for director; McClatchy’s chief executive officer; each of McClatchy’s four most highly compensated executive officers other than the chief executive officer; all directors, nominees for director and executive officers of McClatchy as a group; and each person known by McClatchy to beneficially own more than 5% of the outstanding shares of the Class B Common Stock.

Directors and Nominees for Director; Named Executive Officers; Directors and Executive Officers as a Group; Beneficial Owners of More than 5% of Total Shares of Class Outstanding (1)	Number of Shares of Class B Common Stock Beneficially Owned		Percent of Class
James B. McClatchy	14,866,499	(2)	56.65%
William K. Coblentz	13,119,995	(3)	49.99%
William Ellery McClatchy	12,949,527	(4)	49.34%
Gary B. Pruitt	12,500,000	(5)	47.63%
Molly Maloney Evangelisti	5,462,500	(6)	20.81%
Brown McClatchy Maloney	5,184,400	(7)	19.75%
Kevin S. McClatchy	907,495		3.46%
William McClatchy	5,000		0.02%
All executive officers and directors as a group (21 persons)	24,946,362	(8)	95.05%

(1)	All addresses: c/o The McClatchy Company, 2100 Q Street, Sacramento, California 95816.
(2)	Includes 12,500,000 shares of Class B Common Stock held under four separate trusts each with 3,125,000 shares and different income beneficiaries. James B. McClatchy, William Ellery McClatchy, William K. Coblentz and Gary B. Pruitt share joint voting and investment control with respect to these trusts. James B. McClatchy disclaims beneficial ownership of all but 3,125,000 shares in one such trust as to which he has a present income interest. Also includes 449,527 shares of Class B Common Stock over which James B. McClatchy, William Ellery McClatchy and William K. Coblentz share joint voting and investment control as co-trustees of a trust established under the will of Charles K. McClatchy, deceased. James B. McClatchy disclaims beneficial ownership of these shares.
(3)	Includes: (i) 12,500,000 shares of Class B Common Stock held under four separate trusts each with 3,125,000 shares and different income beneficiaries. James B. McClatchy, William Ellery McClatchy, William K. Coblentz and Gary B. Pruitt share joint voting and investment control with respect to these trusts; (ii) 449,527 shares of Class B Common Stock over which James B. McClatchy, William Ellery McClatchy and William K. Coblentz share joint voting and investment control as co-trustees of a trust established under the will of Charles K. McClatchy, deceased; and (iii) 170,468 shares of Class B Common Stock with regard to which William K. Coblentz acts as a co-trustee under one trust agreement with voting and investment control shared with other trustees. William K. Coblentz disclaims beneficial ownership of these shares.
(4)	Includes 12,500,000 shares of Class B Common Stock held under four separate trusts each with 2,500,000 shares and different income beneficiaries. James B. McClatchy, William Ellery McClatchy, William K. Coblentz and Gary B. Pruitt share joint voting and investment control with respect to these trusts. William Ellery McClatchy disclaims beneficial ownership of all but 3,125,000 shares in one such trust as to which he has a present income interest. Also includes 449,527 shares of Class B Common Stock over which James B. McClatchy, William Ellery McClatchy and William K. Coblentz share joint voting and investment control as co-trustees of certain trusts established under the will of Charles K. McClatchy, deceased. William Ellery McClatchy disclaims beneficial ownership of these shares.
(5)	These shares are held under four separate trusts each with 3,125,000 shares of Class B Common Stock and different income beneficiaries. James B. McClatchy, William Ellery McClatchy, William K. Coblentz and Gary B. Pruitt share joint voting and investment control with respect to these trusts. Gary B. Pruitt disclaims beneficial ownership of these shares.

(6)	Includes 1,650,000 shares of Class B Common Stock held in trust over which Molly Maloney Evangelisti and Brown McClatchy Maloney share joint voting and investment control as co-trustees. Molly Maloney Evangelisti is a beneficiary under this trust.
(7)	Includes 1,650,000 shares of Class B Common Stock held in a trust over which Brown McClatchy Maloney and Molly Maloney Evangelisti share joint voting and investment control as co-trustees. Brown McClatchy Maloney is a beneficiary under this trust. Also includes 144,440 shares of Class B Common Stock held in four trusts for the benefit of each of his four children, each containing 36,110 shares. Brown McClatchy Maloney has sole voting and investment control with respect to these trusts. Brown McClatchy Maloney disclaims beneficial ownership of these shares.
(8)	Includes those shares of Class B Common Stock indicated in notes (2) through (7) above.

Agreement Among Class B Shareholders

The holders of shares of Class B Common Stock are parties to an agreement, the intent of which is to preserve control of the company by the McClatchy family. Under the terms of the agreement, the Class B shareholders have agreed to restrict the transfer of any shares of Class B Common Stock to one or more “Permitted Transferees,” subject to certain exceptions. A “Permitted Transferee” is any current holder of shares of Class B Common Stock of McClatchy; any lineal descendant of Charles K. McClatchy (1858 to 1936); or a trust for the exclusive benefit of, or in which all of the remainder beneficial interests are owned by, one or more lineal descendants of Charles K. McClatchy.

In the event that a Class B shareholder attempts to transfer any shares of Class B Common Stock in violation of the agreement, or upon the happening of certain other events enumerated in the agreement as “Option Events,” each of the remaining Class B shareholders has an option to purchase a percentage of the total number of shares of Class B Common Stock proposed to be transferred equal to such remaining Class B shareholder’s ownership percentage of the total number of outstanding shares of Class B Common Stock. If all the shares proposed to be transferred are not purchased by the remaining Class B shareholders, McClatchy has the option of purchasing the remaining shares. In general, any shares not purchased under this procedure will be converted into shares of Class A Common Stock and then transferred freely (unless, following conversion, the outstanding shares of Class B Common Stock would constitute less than 25% of the total number of all outstanding shares of common stock of McClatchy). The agreement can be terminated by the vote of the holders of 80% of the outstanding shares of Class B Common Stock who are subject to the agreement. The agreement will terminate on September 17, 2047, unless terminated earlier in accordance with its terms.

COMPENSATION

Director Compensation

McClatchy currently pays its non-employee directors an annual retainer of $35,000 per year plus $1,750 per day for in-person attendance at meetings of the Board of Directors and $1,250 for attendance at committee meetings. Attendance at board meetings by teleconference is compensated at one-half the rate for in-person attendance. Committee chairpersons, other than the chair of the Audit Committee, receive an additional $5,000 per year for their services. The Audit Committee chairperson receives an additional $10,000 per year for his or her services. Compensation for attendance at meetings is subject to a limitation of two meetings in any one day, whether by teleconference or in-person attendance. McClatchy also reimburses non-employee directors for expenses incurred by them in connection with the business and affairs of McClatchy.

Each non-employee director receives an annual grant of an option to purchase up to 3,000 shares of Class A Common Stock under the Amended and Restated 2001 Director Option Plan. The options are granted at fair market value, have a ten-year term and vest in four equal annual installments beginning March 1 following the date of grant.

Executive Compensation

The following tables set forth the annual compensation paid or accrued by McClatchy to or on behalf of the chief executive officer and McClatchy’s four most highly compensated executive officers other than the chief executive officer for the fiscal years ended December 29, 2002, December 28, 2003, and December 26, 2004, respectively.

Summary Compensation Table

					Long-Term Compensation			All Other Compensation ($)(2)
					Awards		Payouts
		Annual Compensation			Securities Underlying Options (#)		L-TIP Payouts(1)
Name and Principal Position	Year	Salary ($)	Bonus ($)
Pruitt, Gary B. Chairman, President and Chief Executive Officer	2004 2003 2002	$950,000 900,000 850,000		$1,100,000 825,000 750,000	25,000 100,000 100,000	(3)	$108,600 88,790 0	$19,171 13,268 11,243

Weil, Robert Vice President, Operations	2004 2003 2002	$490,000 460,000 430,000		$280,000 230,000 260,000	32,000 32,000 32,000		$37,648 32,784 0	$11,492 10,990 9,705

Whittaker, Frank R. J. Vice President, Operations	2004 2003 2002	$490,000 460,000 430,000		$300,000 260,000 275,000	32,000 32,000 32,000		$37,648 32,784 0	$11,596 11,085 9,829

Talamantes, Patrick Vice President, Finance, and Chief Financial Officer	2004 2003 2002	$400,000 370,000 340,000	$ $	210,000 175,000 169,712	26,000 26,000 24,000		$28,960 0 0	$9,066 8,801 8,009

Weaver, Howard Vice President, News	2004 2003 2002	$325,000 300,000 280,000		$150,000 125,000 125,000	16,000 16,000 16,000		$21,720 6,830 0	$10,996 9,845 8,706

(1)	Awards under McClatchy’s L-TIP consist of Incentive Units, each of which represents a contingent right to receive in cash an amount equal to $1 times the number of percentage points by which McClatchy’s pre-tax earnings increase over a three-year period. The L-TIP payouts in 2004 were based on results for the performance period beginning December 31, 2000, and ending on December 28, 2003. If the amended L-TIP is approved by the shareholders, any L-TIP payouts on awards made after May 18, 2005 will be based on increases in McClatchy’s pre-tax earnings per share over a three-year performance period.
(2)	The sum includes (i) contributions by McClatchy to McClatchy’s 401(k) Plan on behalf of each of the named executive officers to match pre-tax elective deferral contributions (included under Salary) made by each officer to such plan, and (ii) premium payments to continue life insurance coverage under the Group Executive Life Insurance Plan at a level not otherwise available under McClatchy’s standard life insurance coverage. The amount of the contribution to McClatchy’s 401(k) Plan for each named executive officer for 2004 was $8,200.
(3)	Mr. Pruitt also received a grant of 40,000 shares of restricted Class A Common Stock on January 25, 2005, under McClatchy’s 2004 Stock Incentive Plan. These restricted shares vest, subject to certain performance criteria, on January 25, 2009.

Stock Option Awards

The following table contains information concerning stock option awards to the chief executive officer and the four most highly compensated executive officers other than the chief executive officer during the fiscal year ended December 26, 2004. Annual stock option grants consist of stock options to purchase shares of Class A Common Stock granted based upon assessment by the Compensation Committee of the individual’s past performance, level of responsibility and accountability, anticipated future contributions and long-term value to McClatchy. Stock options are granted at fair market value, have a ten-year term and vest in four equal annual installments beginning on March 1 following the year for which the award was made.

Option Grants in Last Fiscal Year

Name	Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(1)
Pruitt, Gary B(2)	25,000	5.12%	$71.10	12/14/14	$342,194
Weil, Robert J.	32,000	6.56%	71.10	12/14/14	438,008
Whittaker, Frank R. J.	32,000	6.56%	71.10	12/14/14	438,008
Talamantes, Patrick J.	26,000	5.33%	71.10	12/14/14	355,882
Weaver, Howard	16,000	3.28%	71.10	12/14/14	219,004

(1)	Options vest in increments of 25% over four years. The Grant Date Present Values are determined using the Black-Scholes Option Pricing Model. The Black-Scholes Option Pricing Model is one of the methods permitted by the SEC for estimating the present value of options. The Black-Scholes Option Pricing Model is based on assumptions as to certain variables, as described below, and is not intended to estimate, and has no direct correlation to, the amount that an individual will actually realize upon exercise of options. The actual value of the stock options that an executive officer may realize, if any, will depend on the excess of the market price over the exercise price on the date of exercise. The values listed above were based on the following weighted average assumptions: volatility (measured as the annualized standard deviation of the sample, as determined from the daily closing prices during fiscal 2004, ending with December 23, 2004, the last trading day of the fiscal year) of .1430; risk-free rate of return for such period of 3.61%; dividend yield for such period of .74%; and expected life of options granted of 5.16 years.
(2)	Mr. Pruitt also received a grant of 40,000 shares of restricted Class A Common Stock on January 25, 2005, under McClatchy’s 2004 Stock Incentive Plan. These restricted shares vest, subject to certain performance criteria, on January 25, 2009.

Stock Option Exercises and Holdings

The following table shows the number of shares of Class A Common Stock represented by outstanding stock options held by the chief executive officer and the four most highly compensated executive officers other than the chief executive officer as of December 26, 2004, and the value of such options based on the closing sales price of McClatchy’s Class A Common Stock on December 23, 2004, which was $70.90.

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Shares Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End ($) Exercisable/Unexercisable
Pruitt, Gary B.	0	$0	301,250/268,750	$9,616,656/$3,204,843
Weil, Robert J	8,500	316,637	67,500/110,500	1,836,158/1,040,813
Whittaker, Frank R. J.	0	0	67,500/110,500	1,836,158/1,040,813
Talamantes, Patrick J.	0	0	33,000/87,000	846,390/794,030
Weaver, Howard	0	0	33,000/55,000	964,785/509,725

Long-Term Incentive Awards

The following table shows awards made to the chief executive officer and the four most highly compensated executive officers other than the chief executive officer during the last fiscal year.

Long-Term Incentive Plans—Awards in Last Fiscal Year

Name	Number of Units (#)	Performance Period until Maturation or Payout	Estimated Future Payouts Under Non-Stock Price-Based Plans
			Threshold ($)	Target ($)(1)	Maximum ($)
Pruitt, Gary B.	20,000	12/26/04-12/30/07	$0	$234,000	$1,000,000
Weil, Robert J.	5,000	12/26/04-12/30/07	0	58,500	1,000,000
Whittaker, Frank R. J.	5,000	12/26/04-12/30/07	0	58,500	1,000,000
Talamantes, Patrick J.	4,000	12/26/04-12/30/07	0	46,800	1,000,000
Weaver, Howard	3,000	12/26/04-12/30/07	0	35,100	1,000,000

(1)	L-TIP payouts with respect to any award year will be based on increases in McClatchy’s pre-tax earnings over a three-year performance period, and paid at the rate of $1 per unit multiplied by the number of percentage points of increase in pre-tax earnings (subject to a maximum payout per award per individual of $1,000,000). Securities and Exchange Commission rules require McClatchy to show, in the “Target” column, payouts for the fiscal 2005 awards (made in late fiscal 2004) that would have been made based on fiscal year 2004 performance, as an illustration of the payments that might be made under the L-TIP in the future. Therefore, the amounts shown for the fiscal 2005 awards reflect the increase in pre-tax earnings in fiscal 2004 over fiscal 2003 (excluding the gain or loss on sales of assets). However, please note that no financial results for any portion of the performance period for the fiscal 2005 awards have actually been published. As a result, the actual value of these L-TIP awards upon payout may differ significantly from the numbers set forth above. If the amended L-TIP is approved by the shareholders, any L-TIP payouts on awards made after May 18, 2005 will be based on increases in McClatchy’s pre-tax earnings per share over a three-year performance period.

Pension Plans

The following table shows the estimated annual pension benefits payable to the executive officers named below under McClatchy’s qualified defined benefit pension plan and nonqualified supplemental pension plan, based on the amount of remuneration covered under the terms of the plans and the number of years of the executive officer’s service with McClatchy, assuming retirement at age 65. McClatchy’s nonqualified supplemental pension plan enables McClatchy to provide participants with additional benefits without disqualifying the tax-deductibility to McClatchy of benefits payable under McClatchy’s qualified defined benefit pension plan.

Pension Plan Table

	Years of Service
Remuneration	5	10	15	20	25	30	35 and Above
$200,000	$15,000	$30,000	$45,000	$60,000	$75,000	$90,000	$105,000
400,000	30,000	60,000	90,000	120,000	150,000	180,000	210,000
600,000	45,000	90,000	135,000	180,000	225,000	270,000	315,000
800,000	60,000	120,000	180,000	240,000	300,000	360,000	420,000
1,000,000	75,000	150,000	225,000	300,000	375,000	450,000	525,000
1,200,000	90,000	180,000	270,000	360,000	450,000	540,000	630,000
1,400,000	105,000	210,000	315,000	420,000	525,000	630,000	735,000
1,600,000	120,000	240,000	360,000	480,000	600,000	720,000	840,000
1,800,000	135,000	270,000	405,000	540,000	675,000	810,000	945,000
2,000,000	150,000	300,000	450,000	600,000	750,000	900,000	1,050,000

Benefits under the qualified defined pension plan are computed using basic compensation exclusive of overtime and other compensation. Benefits under the supplemental plan are calculated using basic salary plus any annual cash bonus awarded. The benefits shown in the foregoing table are not subject to any deduction for social security or other offset amounts. For single persons, benefits are computed as straight-life annuity amounts. Married persons may choose between straight-life or joint-and-survivor annuity amounts. Covered compensation for the chief executive officer and the four most highly compensated executive officers other than the chief executive officer would consist of the salary and bonus set forth in the Summary Compensation Table above. As of the end of the last fiscal year, the amount of covered compensation for each of the chief executive officer and the four most highly compensated executive officers other than the chief executive officer was, respectively: Gary B. Pruitt, $1,775,000; Frank R.J. Whittaker, $750,000; Robert J. Weil, $720,000; Patrick J. Talamantes, $575,000; and Howard Weaver, $450,000. If each of the chief executive officer and the four most highly compensated executive officers other than the chief executive officer were to remain employees of McClatchy until the age of 65, the years of credited service for each would be, respectively: Gary B. Pruitt, 37.25; Robert J. Weil, 20.42; Frank R.J. Whittaker, 29.42; Patrick J. Talamantes, 28.42; and Howard Weaver, 32.41.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes McClatchy’s equity plan information as of December 26, 2004.

Equity Compensation Plan Information

	Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($/Share)	Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (#)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by shareholders
Amended and Restated 1990 Directors’ Stock Option Plan	47,500	$30.79	—
Amended and Restated 1994 Stock Option Plan	1,869,325	51.45	—
2001 Director Option Plan	134,500	58.37	365,500
2004 Stock Incentive Plan	477,000	71.08	2,523,000
Amended Employee Stock Purchase Plan	1,327,929	—	547,071
Equity compensation plans not approved by shareholders
1997 Stock Option Plan	390,800	$46.28	32,573

Total	4,247,054	$53.95	1,197,444

1997 Stock Option Plan

The Board of Directors originally adopted the McClatchy Company 1997 Stock Option Plan (the “1997 Plan”) effective as of December 10, 1997. The 1997 Plan was amended and restated as of February 1, 2001. McClatchy shareholders have not approved the 1997 Plan. The 1997 Plan provides for the granting of nonqualified stock options.

A total of 750,000 shares of the Company’s Class A Common Stock (the “Shares”) were reserved under the 1997 Plan and 32,573 Shares remain for future issuance. The number of Shares available for future issuance, the number of Shares covered by outstanding stock options and the exercise price under outstanding stock options are subject to adjustment for any future stock splits, stock dividends, non-stock dividends having a material effect on the value of the Shares, Share combinations, recapitalizations, or similar changes as described in the 1997 Plan.

Stock options may be granted under the 1997 Plan to active employees of McClatchy or any subsidiary. A committee appointed by the Board of Directors (the “Committee”) selects employees who will receive options and determines the terms and conditions of the stock options. The exercise price of stock options may be less than the fair market value as of the date of grant. As of the date of this proxy statement, no options have been granted at less than the fair market value as of the date of grant. Options generally vest in installments over an employee’s period of service with McClatchy or any subsidiary. All unexpired stock options granted under the 1997 Plan on or after January 12, 2001, become fully vested upon a change in control, as such term is defined in the 1997 Plan. The maximum term of a stock option granted under the 1997 Plan is ten years.

Stock options are generally nontransferable other than by will or by the laws of descent and distribution. The exercise price of stock options must be paid in full at the time of exercise. The Committee may permit payment through the tender of Shares already owned by the participant or consideration received under a “cashless exercise” program.

Employment Agreements and Change-in-Control Arrangements

Employment Agreements

McClatchy has entered into an employment agreement, dated June 1, 1996, and amended and restated on October 20, 2003, with its chief executive officer, Gary Pruitt. The agreement expires on June 1, 2006, or a later date to which the term of the agreement is extended under the terms of the agreement. Under the terms of the agreement, on June 1 of each year, the term of the agreement automatically extends for one year (so that effective on each June 1, the remaining term of employment is a full three-year period). The Board of Directors can elect to terminate the automatic extension feature of the agreement; however, that election would apply only to term extensions that would become effective more than 60 days after notice.

If, during the term of the agreement, Mr. Pruitt’s employment is involuntarily terminated for any reason other than “cause,” “mental incompetence” or “disability,” or if he resigns for “good reason” (as these terms are defined in the agreement), he would be entitled to a supplemental severance payment for the balance of the term of the agreement then in effect, equal to 300% of (i) his base salary, at the rate then in effect, plus (ii) the average of the annual bonuses paid to Mr. Pruitt for the three completed fiscal years prior to termination. The severance payment can be made in a lump sum or, at Mr. Pruitt’s election (subject to the approval of the Board of Directors), in five equal annual installments. In addition, if a severance payment is made, Mr. Pruitt’s group insurance coverage would be continued until the third anniversary of the effective date of the termination of employment or until he and his dependents become eligible for comparable coverage as a result of his re-employment, whichever is earlier.

If, during the term of the agreement, Mr. Pruitt’s employment is terminated because of disability, he would be entitled to a supplemental disability benefit in an amount equal to 60% of his base salary at the rate then in effect, reduced by all other disability benefits that are payable to him under McClatchy’s group insurance plan and all federal or state insurance programs. The supplemental disability benefit would be payable until the third anniversary of the effective date of the termination of employment or until disability benefits under McClatchy’s group insurance plan are discontinued, whichever is earlier. In addition, Mr. Pruitt’s group insurance benefits would be continued as long as any disability benefit is payable. In addition, under the agreement, Mr. Pruitt is entitled to receive a supplemental pension benefit (SERP) upon his retirement. For purposes of the SERP benefit calculation, Mr. Pruitt’s normal retirement age is 60 years old.

Change-in-Control Arrangements

Under (i) the Amended and Restated 1994 Stock Option Plan (the “1994 Plan”) and the 1997 Plan, with respect to any unexpired option that is granted on or after February 1, 2001 (including options granted to the named executive officers on or after such date) and, notwithstanding any contrary provision of the 1994 Plan, the 1997 Plan or any stock option agreement, and (ii) the 2004 Stock Incentive Plan (the “2004 Plan”) upon a change of control (as defined in the 1994 Plan, the 1997 Plan and the 2004 Plan), the grantee is entitled to immediate 100% vesting of such option or award.

Under the terms of Mr. Pruitt’s employment agreement, in the event it is determined that any payment or distribution to or for the benefit of Mr. Pruitt (including the right to exercise or vesting of options, restricted stock or other equity compensation) made by McClatchy, its affiliates or any person who acquires ownership or effective control of a substantial portion of McClatchy or its assets (within the meaning of section 280G of the Internal Revenue Code of 1986, or the Code) would be subject to the excise tax imposed by section 4999 (the “Excise Tax”) of the Code, then such payments or distributions made to Mr. Pruitt will be reduced to $1 less than the value at which such payments or distributions would be subject to the Excise Tax. Mr. Pruitt will have the right to designate the rights, payments or benefits that will be reduced or eliminated so as to avoid having the payment or benefit deemed subject to Excise Tax.

Compensation Committee Interlocks and Insider Participation

During fiscal 2004, William K. Coblentz served as the chairperson and Molly Maloney Evangelisti, Larry Jinks, S. Donley Ritchey and Maggie Wilderotter served as members of the Compensation Committee. None of these individuals was an officer or employee of McClatchy at any time during fiscal 2004, and none of these individuals has ever been an officer of McClatchy. No executive officer of McClatchy has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of Board of Directors or Compensation Committee of McClatchy.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

REPORT OF THE COMPENSATION COMMITTEE

This report is provided by the Compensation Committee to assist shareholders in understanding the Committee’s objectives and procedures in establishing the compensation of McClatchy’s executive officers.

The Compensation Committee, which consists entirely of directors who are not employees of McClatchy, is responsible for establishing and administering McClatchy’s executive compensation program. The program focuses on both short-term and long-term performance and utilizes a combination of cash and equity incentives. It is designed to reward and create incentives for excellence in individual achievement as well as company performance. All members of the Committee qualify as “outside directors” under Section 162(m) of the Code, and are “independent” as defined by the NYSE’s current listing standards.

The principal elements of McClatchy’s executive compensation program are:

•	annual base salary;

•	annual cash bonus (including the bonus paid to the chief executive officer under the Chief Executive Officer Bonus Plan) based on an assessment of success in meeting performance objectives on an individual, unit and/or company-wide basis;

•	cash compensation under the Long-Term Incentive Plan, based upon growth in pre-tax earnings over a three-year period of time; and

•	equity awards (including stock options, restricted stock grants, unrestricted stock grants, stock appreciation rights and restricted stock units) under McClatchy’s stock plans, which provide equity compensation, the value of which will ultimately be determined by growth over time in the market price for shares of McClatchy’s Class A Common Stock.

In the event the shareholders approve the Amended and Restated Long-Term Incentive Plan, as proposed (see page 9), then amounts paid under such plan will be based upon growth in pre-tax earnings per share over a three-year period, rather than growth in pre-tax earnings over such period.

In carrying out its duties, the Committee sets the salary and annual cash bonus of the chief executive officer and, after review and consideration of the recommendations of the chief executive officer, approves the annual cash compensation of the other executive officers. The Committee also administers McClatchy’s employee stock incentive plans and the Long-Term Incentive Plan, and in so doing, designates all persons who will receive awards and sets the amount, form and other conditions of the awards.

In evaluating McClatchy’s performance, the Committee considers results achieved in revenue, earnings and cash flow, growth in circulation, product excellence and market acceptance, sound strategic planning, development of new products and services, management development, achievement of diversity goals in hiring practices, community involvement and good corporate citizenship. In evaluating the individual performance of key executives, the Committee also reviews leadership and individual achievement.

The Committee believes McClatchy’s compensation program is vital to the achievement of McClatchy’s objectives, in that it is designed to:

•	enable McClatchy to attract and retain key executives essential to its long-term success;

•	motivate and reward senior executives for development and achievement of sound strategic business objectives; and

•	provide opportunity to selected executives to acquire an interest in the success of McClatchy through stock ownership under its stock incentive plans.

The Committee views other companies in the media industry (including the 12 publicly traded companies included as the Peer Group in the Five-Year Performance Graph set forth on page 33 of this proxy statement) as McClatchy’s competition when determining competitive compensation practices.

In order to maximize the tax deductibility of awards under Section 162(m) of the Code, McClatchy submitted its 2004 Stock Incentive Plan for approval of the shareholders in 2004, which Plan was approved. Also, effective January 1, 1998, McClatchy adopted the Long-Term Incentive Plan, which was approved by the shareholders at the 1998 Annual Meeting of Shareholders and qualifies under Section 162(m) of the Code. McClatchy is asking the shareholders to approve the amended L-TIP, which is attached as Appendix A to this proxy statement. The terms of the amended L-TIP are described more fully beginning on page 9, “Approval of McClatchy’s Amended and Restated Long-Term Incentive Plan.” Finally, effective in January 2003, McClatchy adopted the Amended and Restated CEO Bonus Plan that was approved by the shareholders at the 2003 Annual Meeting of Shareholders and also qualifies under 162(m) of the Code. McClatchy may also determine to pay compensation to the executive officers, including the chief executive officer, which may not be deductible under Section 162(m) of the Code. Section 162(m) of the Code limits the deduction available to McClatchy for compensation paid to the chief executive officer and the four most highly compensated executive officers other than the chief executive officer to the extent the compensation paid to any such person exceeds $1,000,000, unless such compensation was based on performance goals determined by a compensation committee consisting solely of two or more non-employee directors and the performance goals are approved by the shareholders prior to payment.

Compensation of Executive Officers, 2004

McClatchy’s existing executive compensation program consists of three basic elements: base pay, short-term incentives and long-term incentives. In late fiscal 2003, the Committee set salary and incentive levels of McClatchy’s executive officers for fiscal 2004. At that time the Committee reviewed compensation data provided by an outside consultant to obtain perspective on compensation levels at McClatchy compared to companies within the media industry, including those companies in the Peer Group.

Base Pay

In determining salaries, the Committee reviews publicly available information on compensation at other newspaper companies, including companies in the Peer Group, and data provided by an outside consultant, with particular emphasis on salary levels at companies of a size, or adjusted to a size, comparable to McClatchy. The Committee generally targets salary structures at the median pay levels of those companies. The Committee also considers internal pay equity factors, general economic conditions, McClatchy’s performance and individual responsibility, experience and job performance. No specific weight is assigned to any particular factor. The Committee believes the base salaries for McClatchy’s executive officers generally are at or near the median base salaries for other newspaper companies, including companies in the Peer Group.

Short-Term Incentives (Management by Objective Annual Bonus Plan)

The Committee’s goal is to establish short-term incentive opportunities that are meaningful in relation to each executive’s total compensation and the executive’s level of responsibility. In general, in evaluating performance, the higher the level of responsibility, the greater the proportion of the executive’s total compensation is at risk. The Management by Objective Annual Bonus Plan, or MBO Plan, is an annual cash incentive plan that links awards to performance results of the prior year. Awards for fiscal 2004 under the MBO Plan, which applies to each executive officer other than the chief executive officer, were based on full or partial achievement of pre-established performance goals relating to corporate results, business unit results and individual performance. Each performance objective is weighted to reflect its relative contribution to specific short-term and long-term financial, strategic and/or management practices goals applicable to the executive. To determine the bonus to which an executive is entitled, a certain number of points, targeted at 100, were awarded to each executive officer based upon his or her performance during the year. A certain percentage of total points possible, typically not exceeding 10%, is reserved for subjective evaluation. Points are applied as a percentage to an amount equal to a predetermined percent, generally varying from 40% to 60% (depending on the particular participant) of his or her base salary during the year. In addition, each Vice President, Operations has the opportunity to earn points in excess of 100 based on the operating cash flow performance of the newspapers and other operations they oversee and the Company’s earnings per share performance. The Company’s Chief Financial Officer has the opportunity to earn points in excess of 100 based on the Company’s earnings per share performance.

Long-Term Incentives

Stock Option and Other Equity-Based Awards.    Non-qualified stock option awards are usually granted each year to selected management personnel, including all executive officers permitted by the terms of the employee stock option plans to participate. The Committee also has the flexibility to grant other forms of equity-based awards, including restricted stock, restricted stock units and stock appreciation rights as the Committee deems appropriate in light of the Company’s goals and objectives. The Committee believes equity-based awards help align the financial interests of the executive officers with those of shareholders. In fixing these grants, the Committee, through subjective evaluation processes, determines the award for the chief executive officer and, as to the other participants, including the four most highly compensated executive officers other than the chief executive officer, considers the recommendation of the chief executive officer. Elements given weight by the Committee in considering the number of options, shares or units to be awarded are individual responsibility and accountability, anticipated contributions, and long-term value of the participant to McClatchy. The process employed by the Committee in determining individual awards under McClatchy’s employee stock incentive plans, including those of executive officers, relates primarily to levels of responsibility but also includes subjective factors not subject to predetermined specific criteria.

Long-Term Incentive Plan Awards.    In January 1998, McClatchy adopted its Long-Term Incentive Plan, or L-TIP. McClatchy shareholders approved the L-TIP at the 1998 Annual Meeting of Shareholders. Awards for fiscal 2004 under McClatchy’s L-TIP were made in late fiscal 2003. These awards are comprised of incentive units, each of which represents a contingent right to receive in cash an amount equal to $1 times the number of percentage points by which McClatchy’s pre-tax earnings (without giving effect to any gain or loss on the sale of assets) increase over a three-year performance period. The performance period for the 2004 L-TIP awards began on December 28, 2003, and will end on December 31, 2006.

The Committee selects executives as participants in the L-TIP and determines the number of incentive units awarded. In determining awards, the Committee, through a subjective evaluation process, sets the number of incentive units awarded to the chief executive officer and, as to the other participants, including the four most highly compensated executive officers other than the chief executive officer, considers the recommendation of the chief executive officer. The Committee believes L-TIP awards contribute to keeping participating executives sharply focused upon maintenance of strong shareholder value even in challenging economic environments. The selection of participants and determination of award units relate primarily to levels of responsibility, but also include subjective factors not subject to specific criteria.

Compensation of the Chief Executive Officer, 2004

Base Pay

Mr. Pruitt’s 2004 base pay was considered in late 2003 and, at that time, was set at $950,000. In setting Mr. Pruitt’s 2004 salary, the Committee considered his performance as chief executive officer, including McClatchy’s financial performance, as well as compensation of the chief executive officers of the other newspaper companies in the Peer Group.

Short-Term Incentives

CEO Bonus Plan.    Under the CEO Bonus Plan, the Committee determines the chief executive officer’s bonus payment based on a formula established in advance by the Committee. In January 2004, the Committee determined the formula for Mr. Pruitt’s 2004 bonus. Under this formula, Mr. Pruitt’s 2004 bonus opportunity was based on a calculation of .005 times McClatchy’s operating cash flow (operating income plus depreciation and amortization) for the fiscal year, with a target payout of 100% of Mr. Pruitt’s annual base pay. In January 2005, the Committee reviewed Mr. Pruitt’s performance as CEO, and noted that McClatchy achieved record earnings from continuing operations of $155.9 million, or $3.33 per share. In addition, McClatchy achieved revenues of $1.16 billion, up 5.8% from fiscal 2003. As with fiscal 2003, McClatchy’s revenue growth in fiscal 2004 was one of the best performances among companies in the Peer Group. In addition, under Mr. Pruitt’s leadership, McClatchy maintained its industry-leading circulation record, posting a 20th consecutive year of daily circulation growth. Ultimately, in recognition of Mr. Pruitt’s strong leadership and taking the above factors into account, the Committee awarded Mr. Pruitt a cash bonus of $1,100,000.

Long-Term Incentives.    Generally, the Committee grants to the chief executive officer long-term incentive awards for the following year at the end of each year. The chief executive officer’s 2005 option award, made in late 2004, consisted of non-qualified stock options to purchase an aggregate of up to 25,000 shares of McClatchy Class A Common Stock and 20,000 incentive units under the L-TIP. The Compensation Committee reduced the amount of Mr. Pruitt’s option award from the prior year level due to the fact that the Committee was considering awarding shares of restricted stock to Mr. Pruitt as part of his long-term compensation. On January 25, 2005, the Committee awarded Mr. Pruitt 40,000 shares of restricted Class A Common Stock under the 2004 Plan. These restricted shares will vest on January 25, 2009, subject to certain performance criteria. In the event McClatchy’s operating income for fiscal year 2008 exceeds operating income for fiscal year 2004, all of the restricted shares will vest. In the event McClatchy’s operating income for fiscal year 2008 is 75% to 100% of operating income for fiscal year 2004, 50% of the restricted shares will vest. In the event McClatchy’s operating income for fiscal 2008 is less than 75% of operating income for fiscal year 2004, no shares of restricted stock will vest. Based on McClatchy’s performance and data provided by an outside consultant, the Committee believes these long-term incentive awards are reasonable and well within competitive practice for Mr. Pruitt’s level of responsibilities.

In setting salary and bonus levels for Mr. Pruitt and in fixing the number of equity and incentive unit awards granted to Mr. Pruitt under McClatchy’s employee stock incentive plans and the L-TIP, respectively, the Committee does not assign relative weight to the indicated factors. The process is primarily subjective in nature. Each Committee member may well accord a different weight to the various factors considered.

Respectfully submitted by the members of the Compensation Committee of McClatchy.

WILLIAM K. COBLENTZ, Chairman

MOLLY MALONEY EVANGELISTI

LARRY JINKS

S. DONLEY RITCHEY

MAGGIE WILDEROTTER

REPORT OF THE AUDIT COMMITTEE

S. Donley Ritchey serves as the chairperson and Leroy Barnes, Jr., Larry Jinks, Joan F. Lane, and Frederick R. Ruiz serve as members of the Audit Committee. Each of the chairperson and members of the Audit Committee is independent (as that term is defined under the NYSE’s current listing standards). The Board of Directors has designated Mr. Ritchey and Mr. Barnes as “audit committee financial experts” as defined by Item 401(h) of Regulation S-K. The Board of Directors has adopted a written charter for the Audit Committee, which was most recently reviewed on March 24, 2005, a copy of which appears as Appendix C to this proxy statement. Among other things, the Audit Committee:

•	appoints and oversees the work of the independent auditors and reviews and recommends the discharge, if necessary, of the independent auditors;

•	pre-approves (or may subsequently approve where permitted under the rules of the Securities and Exchange Commission) engagements of the independent auditors to perform audit or non-audit services, including by establishing pre-approval policies and procedures;

•	reviews the independence of the independent auditors, including setting hiring policies for employees or former employees of the independent auditors;

•	discusses with McClatchy’s independent auditors the financial statements and audit findings, including discussions with management and McClatchy’s independent auditors regarding any significant changes in the audit plan and difficulties or disputes with management encountered during the audit;

•	reviews with management and the independent auditors McClatchy’s annual SEC filings;

•	reviews with the independent auditors and the director of internal auditing the adequacy of McClatchy’s internal accounting controls;

•	reviews with management and the director of internal auditing significant findings during the year and management’s response to those findings, any difficulties encountered in the course of the internal audits and any changes in the scope of the internal audit plan;

•	generally discusses earnings press releases as well as financial information and earnings guidance provided to analysts and ratings agencies;

•	establishes and reviews codes of conduct; and

•	establishes procedures for receiving, retaining and treating complaints and concerns with regard to accounting, internal accounting controls or auditing matters.

In this context, the Audit Committee hereby reports as follows:

•	it has reviewed and discussed the audited financial statements with management;

•	it has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380);

•	it has discussed with the independent auditors the auditors’ independence; and

•	it has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in McClatchy’s Annual Report on Form 10-K for the year ended December 26, 2004.

Respectfully submitted by the members of the Audit Committee of McClatchy.

S. DONLEY RITCHEY, Chairman

LEROY BARNES, JR.

LARRY JINKS

JOAN LANE

FREDERICK R. RUIZ

FIVE-YEAR PERFORMANCE GRAPH

The Securities and Exchange Commission requires that McClatchy include in this proxy statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with (i) a broad equity market index and (ii) an industry index or peer group. Shown below is a line graph comparing the percentage change in the cumulative total shareholder return on shares of McClatchy’s Class A Common Stock against the cumulative total return of the S&P Midcap 400 Index and a peer group comprising McClatchy and 12 other publicly-traded newspaper publishing companies for a period of five years ended December 26, 2004.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG THE MCCLATCHY COMPANY, THE S & P MIDCAP 400 INDEX

AND A PEER GROUP

* $100 invested on 12/26/99 in stock or on 12/31/99 in index-including reinvestment of dividends.

Copyright @ 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

www.researchdatagroup.com/S&P.htm

	Cumulative Total Return
	12/26/99	12/31/00	12/30/01	12/29/02	12/28/03	12/26/04
THE McCLATCHY COMPANY	100.00	99.40	110.66	133.70	162.38	170.53
S&P MIDCAP 400	100.00	117.51	116.79	99.84	135.41	157.73
PEER GROUP	100.00	89.07	93.08	100.44	120.16	113.16

The peer group index comprises the following publicly traded newspaper publishing companies, and is weighted according to market capitalization as of the beginning of each year: (1) Belo Corp., (2) Dow Jones & Company, (3) E. W. Scripps Company, (4) Gannett Co., Inc., (5) Journal Register Co., (6) Knight Ridder, Inc., (7) Lee Enterprises, Inc., (8) The McClatchy Company, (9) Media General, Inc., (10) The New York Times Company, (11) Pulitzer Publishing Company, (12) Tribune Company and (13) Washington Post Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), requires McClatchy’s directors, executive officers, and beneficial owners of more than 10% of McClatchy’s Class A Common Stock to file with the Securities and Exchange Commission (the SEC) initial reports of ownership and reports of changes in ownership of equity securities of McClatchy. Such officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish McClatchy with all Section 16(a) forms that they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. To our knowledge, based on our review of the forms that we received or written representations from reporting persons stating that they were not required to file these forms, during the fiscal year ended December 26, 2004, no director, executive officer, or beneficial owner of more than 10% of McClatchy’s Class A Common Stock failed to timely file the forms required by Section 16(a) of the Exchange Act.

OTHER MATTERS

The Board of Directors does not know of any business to be presented at the annual meeting other than the matters set forth above, but if other matters properly come before the meeting, your proxy holders will vote on the matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals to be presented at McClatchy’s 2006 Annual Meeting of Shareholders must be received at the Corporate Secretary’s office, 2100 Q Street, Sacramento, California 95816, no later than December 13, 2005, to be considered for inclusion in the proxy statement and form of proxy for that meeting. In addition, we will seek discretionary authority in our proxy for our 2006 Annual Meeting of Shareholders to vote on any matter that may be considered at the meeting as to which we do not have notice prior to February 27, 2006, with any notice after such date considered untimely.

By Order of the Board of Directors

Karole Morgan-Prager, Corporate Secretary

April 12, 2005

APPENDIX A

THE McCLATCHY COMPANY

LONG-TERM INCENTIVE PLAN

(Amended and Restated Effective as of May 18, 2005)

THE McCLATCHY COMPANY LONG-TERM INCENTIVE PLAN

(Amended and Restated Effective as of May 18, 2005)

THE McCLATCHY COMPANY

LONG-TERM INCENTIVE PLAN

(Amended and Restated Effective as of May 18, 2005)

SECTION 1.     PURPOSE.

This Plan is intended to provide a means to pay long-term incentive compensation to Executives who contribute materially to the success of the Company. The Awards will be based on the growth of the Pre-Tax Earnings Per Share of the Company. It is expected that the Plan will assist the Company in attracting and retaining Executives of outstanding achievement and ability and will encourage Executives to use their best efforts on behalf of the Company. The Plan was adopted effective as of January 1, 1998, and amended and restated effective as of May 18, 2005; provided, however, that no Award shall be paid hereunder unless and until the stockholders of the Company approve the material terms of the Plan. The Plan is designed to ensure that Awards paid hereunder to Participants are deductible under Section 162(m) of the Internal Revenue Code as amended, and the regulations and interpretations promulgated thereunder (the “Code”).

SECTION 2.     DEFINITIONS.

(a)    “Award” means a Long-Term Incentive Award.

(b)    “Beneficiary” means the person or persons designated by the Participant in writing pursuant to Section 6 to receive payment of an Award of the Participant in the event of his or her death.

(c)    “Board” means the Board of Directors of the Company, as constituted from time to time.

(d)    “Committee” means the Compensation Committee of the Board which shall satisfy the requirements of Code Section 162(m).

(e)    “Company” means The McClatchy Company, a Delaware corporation.

(f)    “Early Retirement” means a Participant’s early retirement under the terms of The McClatchy Company Retirement Plan.

(g)    “Executive” means an executive or key employee of the Company, or a subsidiary of the Company, who is determined by the Committee to be eligible to receive Units under Section 3(a).

(h)    “Long-Term Incentive Award” means incentive compensation that is based on Long-Term Incentive Units.

(i)    “Long-Term Incentive Unit” means a contingent right to receive $1 times the number of percentage points by which Pre-Tax Earnings Per Share increase from Performance Period to Performance Period. Each grant of Long-Term Incentive Units shall specify the Performance Period for which such grant is made.

(j)    “Normal Retirement” means a Participant’s normal retirement under the terms of The McClatchy Company Retirement Plan.

(k)    “Participant” means an Executive who is granted Units that have not been fully distributed, forfeited or otherwise terminated or satisfied under this Plan.

(l)    “Performance Period” shall be a period consisting of three (3) fiscal years.

(m)    “Plan” means this McClatchy Company Long-Term Incentive Plan, as amended from time to time.

(n)    “Pre-Tax Earnings Per Share” means the Company’s consolidated earnings per share before taxes, as reported in the Company’s audited financial statements but adjusted to exclude the gain or loss on the sale of a major asset of the Company.

(o)    “Total and Permanent Disability” means that the Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which has lasted, or can be expected to last, for a continuous period of not less than six months or which can be expected to result in death.

(p)    “Unit” means a Long-Term Incentive Unit.

SECTION 3.     ELIGIBILITY FOR, GRANT AND CONVERSION OF UNITS.

(a)    Eligibility and Grant of Units.    The Committee, acting on the advice of the Chief Executive Officer of the Company or on its own motion, shall from time to time designate the Executives who will be granted Units. The Committee shall also determine the number of Units that will be granted to each of such Executives. The Performance Period will be determined and the Units will be granted by the Committee no later than the time prescribed by applicable law for the Awards to qualify under Section 162(m) of the Internal Revenue Code.

(b)    Conversion of Units.    The Units granted to an Executive for a Performance Period shall be converted into his or her Award as of the March 1 next following the close of such Performance Period. The Award shall be equal to the number of the Executive’s Units times $1 times the number of percentage points (including fractions but not to exceed 100) by which the Pre-Tax Earnings Per Share increase from Performance Period to Performance Period. In no event shall an Award exceed $1 million for any Performance Period.

If a Participant terminates employment with the Company and its subsidiaries prior to the end of a fiscal year in a Performance Period by reason of Normal Retirement, Early Retirement, Death or Total and Permanent Disability, Units shall be converted into an Award and paid as soon as practicable. The Award shall be valued based on 100% of the increase in Pre-Tax Earnings Per Share for the fiscal year immediately prior to the fiscal year in which the termination occurs.

SECTION 4.     FORFEITURE OF AWARDS.

A Participant shall forfeit to the Company any Award for a Performance Period if he or she terminates employment with the Company and its subsidiaries prior to the end of the Performance Period for any reason other than Normal Retirement, Early Retirement, death or Total and Permanent Disability. For purposes of this Section 4, employment may not be extended by vacation or any other means unless approved by the Company in writing.

SECTION 5.     FORM AND TIME OF PAYMENT OF AWARDS.

Except as provided in Section 3(b), Awards for each Performance Period shall be paid in cash in a lump sum by the March 15 following the end of the Performance Period.

SECTION 6.     EFFECT OF DEATH OF PARTICIPANT.

(a)    Distribution and Beneficiary Designation.    On the death of a Participant, the Participant’s Award shall be distributed to the Beneficiary designated by the Participant in writing on the form prescribed by, and filed with, the Company. If no Beneficiary designation has been made, payment shall be made to the Participant’s estate. If a designated Beneficiary does not survive the Participant or dies before receiving payment of an Account, payment shall be made to the estate of the last to die of the Participant or the designated Beneficiary.

(b)    Change of Beneficiary.    A Participant may elect to change his or her beneficiary designation at any time. Any such change shall be in writing on the prescribed form and shall be effective on receipt by the Company prior to the death of the Participant.

SECTION 7.     PARTICIPANT’S RIGHTS UNSECURED.

A Participant’s interest under the Plan and the right to receive a distribution of his or her Award shall be an unsecured claim against the Company’s general assets. The Awards shall be bookkeeping entries only, and no Participant shall have an interest in or claim against any specific asset of the Company pursuant to the Plan.

SECTION 8.     NONASSIGNABILITY OF INTERESTS.

The interest and property rights of any Participant under the Plan shall not be subject to option nor be assignable either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor’s process, and any act in violation of this Section 8 shall be void.

SECTION 9.     LIMITATION OF RIGHTS.

(a)    Units.    Nothing in the Plan shall be construed to give any Executive any right to be granted Units.

(b)    Employment.    The Plan, the grant or deferral of Units, or any other action taken pursuant to the Plan shall not constitute or be evidence of any agreement or understanding, express or implied, that the Company will employ a Participant for any particular period of time, in any particular position or at any particular rate of compensation. The Plan shall not limit the Company’s right to terminate a Participant’s employment at any time or for any reason.

SECTION 10.     ADMINISTRATION.

The Plan shall be administered by the Committee. The Committee shall have full discretionary power and authority to administer and interpret the Plan, to establish procedures for administering the Plan and to take any and all necessary actions in connection therewith, all in accordance with Code Section 162(m). The Committee’s interpretation and construction of the Plan shall be conclusive and binding on all persons.

SECTION 11.     AMENDMENT OR TERMINATION.

The Board may amend, suspend or terminate the Plan at any time and for any reason, without the consent of any person. In the event of a termination, the Awards of a Participant shall be paid at such time and in such form as shall be determined pursuant to Section 5, unless the Board prescribes an earlier time or different form for payment of such Accounts.

SECTION 12.     CHOICE OF LAW.

The validity, interpretation, construction and performance of the Plan shall be governed by the laws of the State of California.

SECTION 13.     EXECUTION.

To record the adoption of the Plan the Company has caused its duly authorized officer to affix the corporate name hereto.

THE McCLATCHY COMPANY

By
Title

APPENDIX B

THE McCLATCHY COMPANY

INDEMNIFICATION AGREEMENT

Amended and Restated as of                     , 2005

This Indemnification Agreement (“Agreement”) is effective as of                     , by and between The McClatchy Company, a Delaware corporation (the “Company”), and                      (“Indemnitee”).

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and its related entities;

WHEREAS, in order to induce Indemnitee to continue to provide services to the Company, the Company wishes to provide for the indemnification of, and the advancement of expenses to, Indemnitee to the maximum extent permitted by law;

WHEREAS, the Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for the Company’s directors, officers, employees, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance;

WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited; and

WHEREAS, the Company and Indemnitee desire to continue to have in place the additional protection provided by an indemnification agreement and to provide indemnification and advancement of expenses to the Indemnitee to the maximum extent permitted by Delaware law;

WHEREAS, in view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified and advanced expenses by the Company as set forth herein;

NOW, THEREFORE, the Company and Indemnitee hereby agree as set forth below.

1.    Certain Definitions.

(a)    “Change in Control” shall mean, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company’s assets.

(b)    “Claim” shall mean with respect to a Covered Event: any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other.

(c)    References to the “Company” shall include, in addition to The McClatchy Company, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which The McClatchy Company (or any of its wholly owned subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(d)    “Covered Event” shall mean any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity.

(e)    “Expenses” shall mean any and all expenses (including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or to participate in, any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld), actually and reasonably incurred, of any Claim and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

(f)    “Expense Advance” shall mean a payment to Indemnitee pursuant to Section 3 of Expenses in advance of the settlement of or final judgement in any action, suit, proceeding or alternative dispute resolution mechanism, hearing, inquiry or investigation which constitutes a Claim.

(g)    “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 2(d) hereof, who shall not have otherwise performed services for the Company or Indemnitee within the last three (3) years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

(h)    References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(i)    “Reviewing Party” shall mean, subject to the provisions of Section 2(d), any person or body appointed by the Board of Directors in accordance with applicable law to review the Company’s obligations hereunder and under applicable law, which may include a member or members of the Company’s Board of Directors or Independent Legal Counsel.

(j)    “Section” refers to a section of this Agreement unless otherwise indicated.

(k)    “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

2.    Indemnification.

(a)    Indemnification of Expenses.    Subject to the provisions of Section 2(b) below, the Company shall indemnify Indemnitee for Expenses to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any Claim (whether by reason of or arising in part out of a Covered Event), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses.

(b)    Review of Indemnification Obligations.    Notwithstanding the foregoing, in the event any Reviewing Party shall have determined pursuant to Section 145(d) of the General Corporation Law of the State of Delaware (in a written opinion, in any case in which Independent Legal Counsel is the Reviewing Party) that Indemnitee is not entitled to be indemnified hereunder under applicable law, (i) the Company shall have no further obligation under Section 2(a) to make any payments to Indemnitee not made prior to such determination by such Reviewing Party (it being understood that such determination shall have no effect on the Company’s obligations to make Expense Advances under Section 3, which shall continue unless otherwise provided by that Section), and (ii) the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all Expenses theretofore paid in indemnifying Indemnitee (it being understood that such determination shall not require the Indemnitee to reimburse the Company for Expense Advances, and that the provisions of Section 3 alone shall govern the circumstances in which Indemnitee shall be required to reimburse same); provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee is entitled to be indemnified hereunder under applicable law in accordance with Section 2(c), then any determination made by any Reviewing Party that, under applicable law, Indemnitee is not entitled to be indemnified hereunder shall not be binding and until a final judicial determination is made with respect to such legal proceedings (as to which all rights of appeal therefrom have been exhausted or lapsed), (x) Indemnitee shall not be required to reimburse the Company for any Expenses theretofore paid in indemnifying Indemnitee, and (y) Indemnitee shall continue to receive payments of Expenses pursuant to Section 2(a). Indemnitee’s obligation to reimburse the Company for any Expenses shall be unsecured and no interest shall be charged thereon.

(c)    Indemnitee Rights on Unfavorable Determination; Binding Effect.    If any Reviewing Party determines that Indemnitee substantively is not entitled to be indemnified hereunder in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by such Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and, subject to the provisions of Section 15, the Company hereby consents to service of process and to appear in any such proceeding.

(d)    Selection of Reviewing Party; Change in Control.    If there has not been a Change in Control, any Reviewing Party shall be selected by the Board of Directors. If there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), any Reviewing Party with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification of Expenses under this Agreement or any other agreement or under the Company’s Certificate of Incorporation or Bylaws as now or hereafter in effect, or under any other applicable law, if desired by Indemnitee, shall be Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be entitled to be indemnified hereunder under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay Expenses of more than one Independent Legal Counsel in connection with all matters concerning a single Indemnitee, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other Indemnitees unless (i) the Company otherwise determines or (ii) any Indemnitee shall provide a written statement setting forth in detail a reasonable objection to such Independent Legal Counsel representing other indemnitees.

(e)    Mandatory Payment of Expenses.    Notwithstanding any other provision of this Agreement other than Section 10 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

3.    Expense Advances.

(a)    Obligation to Make Expense Advances.    If so requested by Indemnitee, the Company shall make Expense Advances to Indemnitee. The Indemnitee shall qualify for such Expense Advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that the Indemnitee undertakes to repay such Expense Advances if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon. To the extent permissible under third-party policies, the Company agrees that invoices for Expense Advances shall be billed in the name of and be payable directly by the Company.

(b)    Determination of Reasonable Expense Advances.    The parties agree that for the purposes of any Expense Advance for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such Expense Advance that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.

4.    Procedures for Indemnification and Expense Advances.

(a)    Timing of Payments.    All payments of Expenses (including without limitation Expense Advances) by the Company to the Indemnitee pursuant to this Agreement shall be made to the fullest extent permitted by law as soon as practicable after written demand by Indemnitee therefor is presented to the Company, but in no event later than thirty (30) days after such written demand by Indemnitee is presented to the Company, except in the case of Expense Advances, which shall be made no later than twenty (20) days after such written demand by Indemnitee is presented to the Company.

(b)    Notice/Cooperation by Indemnitee.    Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified or Indemnitee’s right to receive Expense Advances under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c)    No Presumptions; Burden of Proof.    For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law. In addition, it is the parties intention that if Indemnitee commences legal proceedings to secure a judicial determination that Indemnitee should be indemnified under this Agreement or applicable law, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of any Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by any Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish by clear and convincing evidence that Indemnitee is not so entitled.

(d)    Notice to Insurers.    If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 4(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

(e)    Selection of Counsel.    In the event the Company shall be obligated hereunder to provide indemnification for or make any Expense Advances with respect to the Expenses of any Claim, the Company, if appropriate, shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee (which approval shall not be unreasonably withheld) upon the delivery to Indemnitee of written notice of the Company’s election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently employed by or on behalf of Indemnitee with respect to the same Claim; provided, however, that (i) Indemnitee shall have the right to employ Indemnitee’s separate counsel in any such Claim at Indemnitee’s expense and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee’s separate counsel shall be Expenses for which Indemnitee may receive indemnification or Expense Advances hereunder.

5.    Additional Indemnification Rights; Nonexclusivity.

(a)    Scope.    The Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 10(a) hereof.

(b)    Nonexclusivity.    The indemnification and the payment of Expense Advances provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company’s

Certificate of Incorporation, its Bylaws, any other agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise. The indemnification and the payment of Expense Advances provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though subsequent thereto Indemnitee may have ceased to serve in such capacity.

6.    No Duplication of Payments.    The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company’s Certificate of Incorporation, Bylaws or otherwise) of the amounts otherwise payable hereunder.

7.    Partial Indemnification.    If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

8.    Mutual Acknowledgement.    Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

9.    Liability Insurance.    To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary.

10.    Exceptions.    Notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)    Excluded Action or Omissions.    To indemnify Indemnitee for Expenses resulting from acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement, the Company’s Certificate of Incorporation or Bylaws, or applicable law; provided, however, that notwithstanding any limitation set forth in this Section 10(a) regarding the Company’s obligation to provide indemnification, Indemnitee shall be entitled under Section 3 to receive Expense Advances hereunder with respect to any such Claim unless and until a court having jurisdiction over the Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has engaged in acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement or applicable law.

(b)    Claims Initiated by Indemnitee.    To indemnify or make Expense Advances to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, counterclaim or crossclaim, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to Claims for Covered Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or (iii) as otherwise required under Section 145 of the General Corporation Law of the State of Delaware, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be.

(c)    Lack of Good Faith.    To indemnify Indemnitee for any Expenses incurred by the Indemnitee with respect to any action instituted (i) by Indemnitee to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 13 that each of the material assertions made by the Indemnitee as a basis for such action was not made in good faith or was frivolous, or (ii) by or in the name of the Company to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 13 that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous.

(d)    Claims Under Section 16(b).    To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; provided, however, that notwithstanding any limitation set forth in this Section 10(d) regarding the Company’s obligation to provide indemnification, Indemnitee shall be entitled under Section 3 to receive Expense Advances hereunder with respect to any such Claim unless and until a court having jurisdiction over the Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has violated said statute.

11.    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

12.    Binding Effect; Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise at the Company’s request.

13.    Expenses Incurred in Action Relating to Enforcement or Interpretation.    In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee with respect to such action (including without limitation attorneys’ fees), regardless of whether Indemnitee is ultimately successful in such action, unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee in defense of such action (including without limitation costs and expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action.

14.    Notice.    All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third (3rd) business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

15.    Consent to Jurisdiction.    The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.

16.    Severability.    The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including without limitation each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

17.    Choice of Law.    This Agreement, and all rights, remedies, liabilities, powers and duties of the parties to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

18.    Subrogation.    In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

19.    Amendment and Termination.    No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

20.    Integration and Entire Agreement.    This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

21.    No Construction as Employment Agreement.    Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

THE McCLATCHY COMPANY

By:
Name:
Title:
Address:	The McClatchy Company
2100 Q Street
Sacramento, California 95816

AGREED TO AND ACCEPTED:

Print Name

APPENDIX C

AUDIT COMMITTEE

Created as a permanent committee of the Board of Directors by Board Resolution on June 22, 1988.

CHARTER

I.    Purpose

The primary functions of the Audit Committee are to assist the Board of Directors in fulfilling its oversight responsibilities regarding (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s performance, qualifications and independence, (d) the performance of the Company’s internal audit function and (e) the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established. The Audit Committee shall also prepare the report that SEC rules require be included in the Company’s annual proxy statement.

In meeting its responsibilities, the Audit Committee is expected to:

1.    Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

2.    Review and appraise the audit efforts of the Company’s internal auditing department and independent accountants, who are ultimately accountable to the Audit Committee.

3.    Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department and the Board of Directors.

II.    Composition

The Audit Committee shall be comprised of three or more directors as determined by the Board. All members of the Audit Committee shall be independent in accordance with the requirements applicable to members of audit committees of the New York Stock Exchange and the rules of the Securities and Exchange Commission, as in effect from time to time. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise, as determined by the Board.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Audit Committee shall be provided with appropriate funding (as determined by the Audit Committee) by the Company and is authorized, as appropriate and as deemed necessary by the Committee, to retain and obtain advice and assistance from outside legal, accounting or other advisors.

III.    Meetings

The Committee shall meet at least six times annually, or more frequently as legal requirements or other circumstances dictate. As part of its job to foster open communication, the Committee should meet periodically with management, the director of internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

The Committee may designate one or more sub-committees, each sub-committee to consist of one or more of the members of the Committee. Any such sub-committee, to the extent provided in the resolution of the Committee shall have and may exercise all the powers and authority of the Committee, subject to applicable law and the requirements of the New York Stock Exchange.

IV.    Responsibilities and Duties

To fulfill its responsibilities and duties, the Audit Committee shall:

1.    Provide an open avenue of communication between the internal auditors, the independent accountants and the Board of Directors.

2.    Review and update this Charter periodically, as conditions dictate.

3.    Appoint and oversee the work of the independent accountants, approve the compensation of the independent accountants and review the independent accountants (including consideration of the merits of regular rotation of the audit firm used by the Company) and the lead partner of the independent accountants. In this regard, the independent auditors shall report directly to the Audit Committee and the Audit Committee shall have the sole authority to approve: (i) the hiring and firing of the independent accountants; (ii) all audit engagement fees and terms; and (iii) all non-audit engagements, to the extent permissible, with the independent accountants. The Company will provide for appropriate funding, as determined by the Audit Committee, for payment of compensation of the independent accountants, compensation to any advisers employed by the Audit Committee and ordinary administrative expenses of the Audit Committee that are necessary or appropriate for carrying out its duties.

4.    Pre-approve (or subsequently approve where permitted under the rules of the Securities Exchange Commission) engagements of the independent auditors to render audit or non-audit services and/or establish pre-approval policies and procedures for such engagements provided that such policies and procedures are detailed as to the particular services rendered, the Audit Committee is informed of each such service and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Securities Exchange Act of 1934 to management.

5.    Confirm and assure the independence of the internal auditor and the independent accountants.

6.    Set clear hiring policies with respect to employees or former employees of the independent accountants.

7.    Inquire of management, the director of internal auditing and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

8.    Consider, in consultation with the independent accountant and the director of internal auditing, the audit scope and plan of the internal auditors and the independent accountant.

9.    Review with the director of internal auditing and the independent accountant the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

10.    Consider and review with the independent accountants and the director of internal auditing:

(a)    The adequacy of the Company’s internal controls including information system controls and security.

(b)    Any related significant findings and recommendations of the independent accountants and internal auditing together with management’s responses to those findings and recommendations.

11.    At least annually, obtain and review a report by the independent accountants describing:

(a)    The independent accountants’ internal quality-control procedures.

(b)    Any material issues raised by the most recent internal quality-control review or peer review of the independent accountants and any steps taken to deal with any such issues.

(c)    Any investigation or significant inquiry by the Securities and Exchange Commission, other federal or state authority or professional board.

(d)    All relationships between the independent accountants and the Company.

(e)    Such other matters as may be required from time to time under New York Stock Exchange listing requirements.

12.    Review with management and the independent accountants at the completion of the annual examination:

(a)    The Company’s annual financial statements and related footnotes.

(b)    The independent accountants’ audit of the financial statements and report thereon.

(c)    Any significant changes required in the independent accountants’ audit plan.

(d)    Any difficulties or disputes with management encountered during the course of the audit and management’s response.

(e)    Any report or attestation of the independent accountants made in accordance with rules and regulations of the Securities and Exchange Commission and/or the Public Company Accounting Oversight Board with regard to the Company’s internal controls and procedures for financial reporting.

(f)    Other matters related to the conduct of the audit that are communicated to the Committee under generally accepted auditing standards.

13.    Consider and review with management and the director of internal auditing:

(a)    Significant findings during the year and management’s responses to those findings.

(b)    Any difficulties encountered in the course of the internal audits, including any restrictions on the scope of their work or access to required information.

(c)    Any changes required in the planned scope of the internal audit plan.

(d)    The internal auditing department charter.

(e)    Internal auditing’s compliance with The International Internal Auditors’ Standards for the Professional Practice of Internal Auditing.

14.    Review with management and the independent accountants annual SEC filings and other published documents containing the Company’s financial statements, including any discussion therein under Management’s Discussion and Analysis, and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

15.    Require management and the independent accountants to review with the Chairman of the Committee, or, at the request of the Chairman, the Committee, the results of the independent accountants’ review of the Company’s quarterly financial statements prior to the public announcement of quarterly earnings and the filing of the Company’s Form 10-Q.

16.    Generally discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies.

17.    Provide a report in the Company’s proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A promulgated under the Securities Exchange Act of 1934.

18.    Review policies and procedures with respect to the officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal audit department or the independent accountants.

19.    Review legal and regulatory matters that may have a material impact on the financial statements, Company compliance policies and programs and reports received from regulators.

20.    Establish, review and update periodically a Code of Conduct including a Code of Ethics for Senior Financial Officers and ensure that management has established an appropriate system of enforcement in connection therewith.

21.    Establish procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22.    Conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities.

23.    Report regularly to the Board of Directors as the Committee may deem appropriate.

24.    Annually review and evaluate its own performance.

25.    Perform such other functions as assigned by law, the Company’s charter or bylaws or the Board of Directors.

THE McCLATCHY COMPANY

CLASS A COMMON STOCK PROXY CARD

Proxy Solicited by the Board of Directors for the

Annual Meeting of Shareholders to be held on May 18, 2005.

The undersigned hereby appoints Gary Pruitt and Karole Morgan-Prager, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes either of them to represent and to vote, as designated herein, all the shares of the Class A Common Stock of The McClatchy Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 18, 2005, or any postponement or adjournment thereof.

This proxy, when properly executed, will be voted as directed by the undersigned shareholder. If you do not provide voting directions, your shares will be voted FOR each of the Class A nominees for director proposed by the Board of Directors; FOR approval of McClatchy’s Amended and Restated Long-Term Incentive Plan; FOR approval of McClatchy’s form of Indemnification Agreement; and FOR ratification of the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

(Continued and to be dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

1.	To elect directors to serve until the next annual meeting and until their successors are elected or appointed and qualified or until their earlier resignation or removal.

Please

Mark Here

for Address `

Change or

Comments

SEE REVERSE SIDE

Nominees:

01 Elizabeth Ballantine

02 Leroy Barnes, Jr.

03 S. Donley Ritchey

04 Maggie Wilderotter

FOR

all nominees listed

(except as marked to

the contrary)

WITHHOLD AUTHORITY `

to vote for all

nominees listed `

2.	To approve McClatchy’s Amended and Restated Long-Term Incentive Plan.

FOR AGAINST ABSTAIN `

3.	To approve McClatchy’s form of Indemnification Agreement.

FOR AGAINST ABSTAIN `

4.	To ratify the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors for the 2005 fiscal year.

FOR AGAINST ABSTAIN `

This proxy, when properly executed, will be voted as directed by the undersigned shareholder. If you do not provide voting directions, your shares will be voted FOR each of the Class A nominees for director proposed by the Board of Directors; FOR approval of McClatchy’s Amended and Restated Long-Term Incentive Plan; FOR approval of McClatchy’s form of Indemnification Agreement; and FOR ratification of the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name below.

I PLAN TO ATTEND THE MEETING `

Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:_, 2005

Signature

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature if held jointly

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/mni

Use the Internet to vote your proxy.

Have your proxy card in hand when

you access the web site.

OR

Telephone 1-866-540-5760

Use any touch tone telephone to

vote your proxy. Have your proxy

card in hand when you call.

OR

Mail

Mark, sign and date

your proxy card

and

return it in the

enclosed postage paid

envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

THE McCLATCHY COMPANY

CLASS B COMMON STOCK PROXY CARD

Proxy Solicited by the Board of Directors for the

Annual Meeting of Shareholders to be held on May 18, 2005.

The undersigned hereby appoints Gary Pruitt and Karole Morgan-Prager, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes either of them to represent and to vote, as designated herein, all the shares of the Class B Common Stock of The McClatchy Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 18, 2005, or any postponement or adjournment thereof.

This proxy, when properly executed, will be voted as directed by the undersigned shareholder. If you do not provide voting directions, your shares will be voted FOR each of the Class B nominees for director proposed by the Board of Directors; FOR approval of McClatchy’s Amended and Restated Long-Term Incentive Plan; FOR approval of McClatchy’s form of Indemnification Agreement; and FOR ratification of the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

(Continued and to be dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Please

Mark Here

for Address

Change or

Comments

SEE REVERSE SIDE

1.	To elect directors to serve until the next annual meeting and until their successors are elected or appointed and qualified or until their earlier resignation or removal.

This proxy, when properly executed, will be voted as directed by the undersigned shareholder. If you do not provide voting directions, your shares will be voted FOR each of the Class B nominees for director proposed by the Board of Directors; FOR approval of McClatchy’s Amended and Restated Long-Term Incentive Plan; FOR approval of McClatchy’s form of Indemnification Agreement; and FOR ratification of the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors. Whether or not you provide voting directions, your proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other matters as may properly come before the meeting and postponement or adjournment thereof.

INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name below.

I PLAN TO ATTEND THE MEETING `

Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

WITHHOLD AUTHORITY

to vote for all

nominees listed `

FOR

all nominees listed

(except as marked

to the contrary) `

Nominees:

01 William K. Coblentz

02 Molly Maloney Evangelisti

03 Larry Jinks

04 Joan F. Lane

05 Brown McClatchy Maloney

06 William B. McClatchy

07 Kevin S. McClatchy

08 Theodore R. Mitchell

09 Gary B. Pruitt

10 Frederick R. Ruiz

2.	To approve McClatchy’s Amended and Restated Long-Term Incentive Plan.

FOR AGAINST ABSTAIN ` ` `

3.	To approve McClatchy’s form of Indemnification Agreement.

FOR AGAINST ABSTAIN ` ` `

4.	To ratify the appointment of Deloitte & Touche LLP as McClatchy’s independent auditors for the 2005 fiscal year.

FOR AGAINST ABSTAIN ` ` `

Dated:_, 2005

Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet

http://www.proxyvoting.com/mni

Use the Internet to vote your proxy.

Have your proxy card in hand when

you access the web site.

OR

Telephone 1-866-540-5760

Use any touch tone telephone to

vote your proxy. Have your proxy

card in hand when you call.

OR

Mail

Mark, sign and date

your proxy card

and return it in the

enclosed postage paid

envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.